Exhibit 10.1

_________________________________________________________________

AMENDED AND RESTATED REDUCING NOTE FACILITY AGREEMENT

among

FIRSTCITY COMMERCIAL CORPORATION

as Borrower

and

FLBG CORPORATION

as a Guarantor

BANK OF SCOTLAND PLC
as Lender,

with

BANK OF SCOTLAND PLC,

acting through its New York Branch,

as Agent and Collateral Agent

Dated as of December 19, 2011

_________________________________________________________________

AMENDED AND RESTATED REDUCING NOTE FACILITY AGREEMENT

AMENDED AND RESTATED REDUCING NOTE FACILITY AGREEMENT, dated as of December 19, 2011 among FIRSTCITY COMMERCIAL CORPORATION, a Texas corporation, as Borrower (the “Borrower”), FLBG CORPORATION, a Texas corporation, as Guarantor (“FLBG”), BANK OF SCOTLAND PLC, acting through its New York branch, as lender (the “Lender”), the financial institutions from time to time party hereto as Lender (together with the Lender, the “Lenders”), and BANK OF SCOTLAND PLC, acting through its New York branch, as agent for Lenders (in such capacity, “Agent”) and as collateral agent for Lenders (in such capacity, “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, FH Partners LLC, a Texas limited liability company (“FH Partners”), FLBG, the Lender, BOS (USA) INC., a Delaware corporation (“BOS (USA)”), and the Agent are parties to a certain Reducing Note Facility Agreement dated as of June 25, 2010 (as the same has been amended from to time to time (the “Reducing Note Facility Agreement”) evidencing loans thereunder (such loans, collectively, the “Loans”);

WHEREAS, the Borrower and the Borrower’s Affiliate, FirstCity Financial Corporation, a Delaware corporation (“FCFC”), have requested that the Lender and BOS (USA) permit the Reducing Note Facility Agreement to be amended and restated in its entirety by this Agreement to reflect the restructuring of the Loans as described in this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, FH Partners is executing and delivering a Term Loan Agreement (the “BA Credit Agreement”) with Bank of America N.A. (“BA”) with the amount loaned thereunder to be paid to the Lenders to reduce the principal amount of the Loans;

WHEREAS, in connection with the execution and delivery of the BA Credit Agreement, FH Partners is pledging to BA, as security for the obligations under the BA Credit Agreement, all of the collateral identified on Schedule 1 to this Agreement (the “Released Collateral”), and the Lender is consenting to such pledge and to the subordination of the Lenders’ lien on the Released Collateral;

WHEREAS, simultaneously with the execution and delivery of this Agreement, BOS (USA) and FLBG2 Holdings LLC, a Texas limited liability company (“FLBG2”), are executing and delivering a Reducing Note Facility Agreement (the “RNF2”) to evidence the complete and absolute assumption by FLBG2 of an aggregate of $25,000,000 in principal of the Loans (the “FLBG2 Loans”) and the reduction by such amount of the principal amount of the Loans and absolute release of Borrower, FCFC, FH Partners, all Primary Obligors, all other Guarantors and all other Loan Parties from liability for payment to Agent and Lender and BOS (USA) of any claims to recover such released amount either directly or indirectly;

WHEREAS, FLBG2 is pledging to the Lender and BOS (USA), as security for the FLBG2 Loans and the Loans, all of the Collateral identified on Schedule 2 to this Agreement (the “FLBG2 Collateral”);

WHEREAS, it is the intent of the parties hereto that this Agreement shall be an amendment of the Reducing Note Facility Agreement and not a novation thereof;

WHEREAS, the Lender is willing to permit the Reducing Note Facility Agreement to be amended and restated in its entirety by this Agreement and Borrower hereby shall assume the obligations under the Reducing Note Facility Agreement as amended and restated in its entirety by this Agreement;

WHEREAS, as a condition hereof, FCFC is delivering a Guaranty in favor of the Lender of all amounts owing under this Agreement as reflected in Section 2.1(e);

WHEREAS, the parties hereto agree that the Lender shall have no obligation to provide any additional Loans or issue any new Letters of Credit under the Reducing Note Facility Agreement, under this Agreement or under any other agreement, instrument or Loan Documents, except for Loans to be made upon presentment of the existing Letters of Credit (as defined herein) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            DEFINITIONS.

(a)                                  Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I hereto (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.

(b)                                 Unless otherwise specified, each reference in this Agreement or in any other Loan Document to a Loan Document shall mean such Loan Document as the same may from time to time be amended, extended, restated, supplemented or otherwise modified.

(c)                                  All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

(d)                                 As used in this Agreement and the other Loan Documents, the terms “including” and “such as” are illustrative and not limitative.

Section 2.                                            THE OUTSTANDING LOANS.

2.1                                 The Outstanding Loans and Letters of Credit.

(a)                                  Immediately prior to the execution and delivery hereof, the outstanding principal balances of the Loans and Letters of Credit under the Reducing Note Facility Agreement are as follows:

Reducing Note Facility Agreement Prior to Closing:	-	$173,882,310

LC Outstandings	-	$8,000,000

Total:		$181,882,310

(b)                                 On and as of the date hereof, the outstanding principal balance of the Loans is being reduced by a cash payment in the amount of $50,947,486 by FH Partners from funds received under the BA Credit Agreement and from Borrower related to a loan made by BA to WAMCO 30, Ltd. related to the Released Collateral pledged to BA under an existing Approved Portfolio Leverage Arrangement, the additional advance having been approved by Agent and the Lender.

(c)                                  On and as of the date hereof, the outstanding principal balance of the Loans is being further reduced by a payment in the amount of $2,388,151 by Borrower from funds received under the Reducing Note Facility Agreement as “Leak-Through Allowance” during the period from October 7, 2011 through the date of this Agreement.

(d)                                 On and as of the date hereof, the outstanding principal balance of the Loans that shall be absolutely assumed by FLBG2 under the RNF2 and deducted from the indebtedness due under this Agreement is $25,000,000.

(e)                                  On and as of the date hereof after application of the payments set forth in subparts (b), (c) and (d) above, the outstanding principal balances of the Loans and Letters of Credit under the Reducing Note Facility Agreement are as follows:

Reducing Note Facility Agreement following Closing:	-	$95,546,673

LC Outstandings	-	$8,000,000

Total:		$103,546,673

(f)                                    On and as of the date hereof, the outstanding balance of Loans made in Euros is €13,913,088 (the equivalent of $18,815,087 US Dollars).  The aggregate outstanding principal amount of Loans made in Euros under this Agreement shall not exceed the equivalent of $27,500,000.  Unless otherwise provided herein, all Loans denominated in Euros shall bear interest at the Contract Rate.

(g)                                 The Lender has no obligation under this Agreement, under the Reducing Note Facility Agreement or under any other agreement, instrument or Loan Documents to make any additional Loans to the Borrower or to any Affiliates of the Borrower, except as provided in Section 2A.4(b).

(h)                                 FCFC and FH Partners will have no obligation or liability for payment of the Loans or any other obligations under this Agreement or the Reducing Note Facility

Agreement, except as set forth in and pursuant to the FCFC Guaranty or the FH Partners Subordinated Guaranty, as the case may be.

(i)                                     Agent and Lenders agree that the assumption by FLBG2 of the amount of $25,000,000 of the indebtedness due under the Reducing Note Facility Agreement (the “Assumption”) is an absolute and unconditional obligation of FLBG2 under the RNF2 and that the payment of $25,000,000 (the “FLBG2 Payment”) on the Loans due under this Agreement as a result of the Assumption is a permanent reduction of the Loans in the amount of the FLBG2 Payment which shall not be, directly or indirectly, recovered by Agent or Lenders from Borrower, FLBG, FCFC, FH Partners, FirstCity Servicing Corporation, any Guarantor and any other Affiliate of any such Person other than from FLBG2, or payable, either directly or indirectly by any such Persons (other than FLBG2) to Agent and Lenders.  Agent and Lenders expressly intend to and do forever release, discharge and waive any and all claims they may have to recover the FLBG2 Payment or the FLBG2 Loans or any damages related thereto or related to FLBG2 from Borrower, FLBG, FCFC, FH Partners, FirstCity Servicing Corporation, any Guarantor and any Affiliate of any such Person (other than FLBG2) whether arising (i) under this Agreement or any guaranty or any instrument or loan document executed in connection with this Agreement, (ii) under the Reducing Note Facility Agreement or any guaranty or loan document executed in connection with the Reducing Note Facility Agreement, (iii) under the servicing agreement to be entered into between FirstCity Servicing Corporation and FLBG2 with respect to the servicing of loans transferred to FLBG2 which constitute the FLBG2 Collateral, (iv) claims as a creditor of FLBG2 related to the failure of FLBG2 to pay the FLBG2 Loans, the condition or value of the FLBG2 Collateral, the failure to recover the indebtedness owed to them by FLBG2 under the FLBG2 Loans, or the failure to obtain recoveries from or collections related to the FLBG2 Collateral, (v) with respect to any claims of Agent or Lenders that the transfer of assets to FLBG2 and the Assumption constitutes a fraud upon creditors of FLBG2, causes FLBG2 to be inadequately capitalized, results in FLBG2 being insolvent and having a negative net worth, causes damage to Agent and Lenders as the only creditors of FLBG2 or any other claims of Agent and Lenders relating to such matters that might give rise to any claim or cause of action in favor of Agent and Lenders under applicable state or federal law or under the United States Bankruptcy Code, or (vi) with respect any other claims, demands, actions, causes of action, suits, debts, liabilities, and accounts of any nature whatsoever, known or unknown, including, without limitation, any claims of fraud or fraudulent inducement in connection with the formation of FLBG2, the transfer of the FLBG2 Collateral by Affiliates of the Borrower to FLBG2, the Assumption, the FLBG2 Payment, or the giving of this release, discharge and waiver (all such claims in the foregoing subparts (i) through (vi) being together, the “FLBG2 Claims”), under any theory of liability whether arising under contract, tort, statute, equitable remedy or otherwise, which the Agent or Lenders or any of them ever had, now have or hereafter might have against Borrower, FLBG, FCFC, FH Partners, FirstCity Servicing Corporation, any Guarantor and any Affiliate of any such Person (other than FLBG2) relating to the FLBG2 Claims.  Agent and Lenders acknowledge that they have consented to and agreed with the transfer of the FLBG Collateral to FLBG2, the Assumption and the making of the FLBG2 Loans and that Agent and Lenders have been advised and are aware and acknowledge that: (A) FLBG2 is a newly formed entity that (i) owns no assets other than the loans which are the FLBG2 Collateral, (ii) will receive a contribution only from FLBG, its sole member, in the amount of $1,000.00, (iii) has no right to receive any funds or additional capital from FLBG, the sole member of FLBG2, and FLBG has no other obligation to contribute any funds or capital to

FLBG2, (iv) the sole activity, business or operations of which will be the ownership of the loans transferred to FLBG2 by the Affiliates of the Borrower and limited activity related to those loans, (v) has no source of income or revenues other than collections from or proceeds of the loans constituting the FLBG2 Collateral, if any, (vi) will provide notice of the transfer of the loans to each obligor of the loans at the last address of each obligor in the records of FLBG2, (vii) will enter into a servicing agreement with FirstCity Servicing Corporation that provides for FC Servicing to process any payments on or proceeds received by FLBG2 on the loans, to respond to inquiries related to the loans or any collateral for the Loans and FirstCity Servicing Corporation makes no representations regarding any collections to be received from the loans and is not obligated under the servicing agreement to actively attempt to collect the loans, and (viii) has no intent to pursue active collection of the loans in light of its lack of funds available to FLBG2 and the condition of the Loans; (B) the loans which have been transferred to FLBG2 by Affiliates of the Borrower (i) have, for the past two years been valued as having no value in the computations of the Net Present Equity Vale of the Portfolio Entities that own the loans and as a result there has been no value for these loans included in the valuation certificates provided by Borrowers under the Reducing Note Facility Agreement, (ii) are loans that may not be enforceable due to the expiration of applicable statutes of limitation, (iii) are either not secured by any collateral or, in the opinion of the Borrower, the collateral is in such condition as a result of prior liens or other issues that the collateral is not likely to have any value to justify efforts being made to pursue the collateral, and (iv) that the Affiliates of the Borrower have not received any significant payments on the loans in over two years; and (C) that the loans to be transferred to FLBG2 are valued by FLBG2 as having no value in the valuation certificate being simultaneously provided to Agent and Lenders, as the agent and lenders under the RNF2, in connection with the advance of the FLBG2 Loans because the loans (i) may not be enforceable due to the expiration of applicable statutes of limitation, (ii) are either not secured by any collateral or, in the opinion of the Borrower, the collateral is in such condition as a result of prior liens or other issues that the collateral is not likely to have any value to justify efforts being made to pursue the collateral, and (iii) that the Affiliates of the Borrower have not received any significant payments on the loans in the last two years.  The foregoing does not in any way limit the obligations undertaken by FLBG2 under the Reducing Note Facility Agreement, the representations and warranties made by FLBG2 under the Reducing Note Facility Agreement as to the legal, valid and binding nature of such obligations, the obligations undertaken by FLBG2 in connection with its pledge of the FLBG2 Collateral to secure the obligations under this Agreement and under the Reducing Note Facility Agreement and the representations and warranties of FLBG2 as to the legal, valid and binding nature of such pledge, the rights of the Lenders and of BOS (USA) to seek to enforce such pledge and to collect the FLBG2 Collateral when and as permitted by such pledge or the rights of the Lenders to deal in any manner permitted by applicable agreement or applicable law with the FLBG2 Collateral.

2.2                                 The Note.  Borrower’s obligation to pay the principal of, and interest on, the Loans of the Lender shall be evidenced by promissory notes payable to the order of Lender, substantially in the form of Exhibit A (the “Note”).

(a)                                  The Note delivered to the Lender shall be: (i) dated the Effective Date; (ii) in the principal amount of $103,546,673; and (iii) payable in full on the Maturity Date.

(b)                                 The Note shall be, and hereby is, secured by the Collateral, the FLBG2 Collateral and the Security Documents.

2.3                                 Repayments of Loans.

(a)                                  Borrower shall repay the unpaid principal amount of all Loans, together with all unpaid interest thereon and all other fees and amounts due with respect thereto, in accordance with Section 5.3 and in full on the Maturity Date.

(b)                                 In the event the aggregate outstanding principal amount of Loans made in Euros under this Agreement exceeds the equivalent of $27,500,000, Borrower shall prepay such Loans until the aggregate outstanding principal amount of Loans made in Euros under this Agreement no longer exceeds the equivalent of $27,500,000.

(c)                                  No amounts prepaid or repaid in accordance with the provisions of this Section 2.3 may be reborrowed.

2.4                                 Voluntary Prepayments of Loans.  Borrower may, upon not less than three (3) Business Days prior written notice to Agent (which notice Agent shall promptly transmit to Lender in writing or by telephone, and if by telephone, confirmed as soon as possible thereafter in writing) prepay the Loans in whole at any time, or from time to time in part in amounts of not less than 250,000 units of the relevant currency equal to or greater than an amount of the Dollar Equivalent of which is $250,000 (and, if greater, in integral multiples of 50,000 units of the relevant currency), without premium or penalty; provided that at the time of any such prepayment, Borrower shall pay all interest accrued on the principal amount so prepaid and all other fees and amounts (including, without limitation, the Upfront Fee and any breakage costs to Lender) due hereunder or under the Loan Documents.  All notices pursuant to this Section 2.4 shall be irrevocable and result in the principal amount of Loans specified therein becoming due and payable on the prepayment date specified therein.  In no event may amounts prepaid under this Section 2.4 be reborrowed.

2.5                                 Currency Fluctuations, etc.

(a)                                  Not later than 1:00 p.m., New York City time, on each Payment Date, Agent shall (i) determine the Exchange Rate as of such date if at such time there are outstanding Loans denominated in Euros and (ii) give notice thereof to Lender and Borrower.  The Exchange Rate so determined shall be effective on the first Business Day immediately following the relevant Payment Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)                                 Not later than 5:00 p.m., New York City time, on each Reset Date, Agent shall (i) determine the Dollar Equivalent of the Loans denominated in Euros then outstanding (after giving effect to any Loans denominated in Euros to be made or repaid on such date) and (ii) notify Lender and Borrower of the results of each determination.

SECTION 2A.  LETTERS OF CREDIT

SECTION 2A.1.  Outstanding Letters of Credit.  Set forth on Schedule 2A.1 is a list of all irrevocable letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”)

outstanding in connection with the Reducing Note Facility Agreement, setting forth the principal amount, beneficiary and maturity date of each thereof.  The Lender has no obligation under this Agreement, under the Reducing Note Facility Agreement or under any other agreement, instrument or Loan Documents to issue additional Letters of Credit.

SECTION 2A.2.  No Extensions.  The parties acknowledge that, notwithstanding any contrary provision set forth in the Letters of Credit or any other agreement, the Letters of Credit shall not be subject to any extension beyond their respective expiry dates, except as consented to by the Agent.  The parties further acknowledge that this Agreement shall constitute notice under any Letter of Credit that the expiry date of such Letter of Credit shall not be extended, except as consented to by the Agent.

SECTION 2A.3.  Fees and Expenses.  (a) Borrower agrees to pay to Agent for distribution to the Lenders (pro rata, based upon their pro rata shares of the LC Outstandings as determined in accordance with Section 2A.6) a non-refundable letter of credit fee with respect to each Letter of Credit equal to, per annum (calculated on the basis of a 360-day year and the actual number of days elapsed), (x) 0.25%, times (y) the Stated Amount of such Letter of Credit, such fee to be paid quarterly in advance on the fourth Business Day of each March, June, September and December thereafter (each a “Letter of Credit Fee”).  In addition, Borrower further agrees to pay to the Issuer for its own account the Issuer’s standard, documentary and processing charges and all other administrative expenses of the Issuer in connection with the maintenance of each Letter of Credit.

(b)  If any Regulatory Change shall at any time (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuer or participated in by any Lender or Lender Assignee, or (ii) subject letters of credit issued by the Issuer or participations therein held by any Lender or Lender Assignee to any assessment or other cost or (iii) impose on the Issuer or any Lender or Lender Assignee any other or similar condition regarding any Letter of Credit, the commitment or obligation of the Issuer to issue Letters of Credit hereunder or any Lender’s or Lender Assignee’s participation therein and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Issuer or any Lender or Lender Assignee of agreeing to issue, issuing or maintaining any Letter of Credit or its participation therein by an amount which the Issuer or such Lender or Lender Assignee shall deem to be material (which increase in cost shall be the result of the reasonable allocation by the Issuer or such Lender or Lender Assignee of the aggregate of such cost increases resulting from such events), then and in each case upon demand from time to time by the Issuer or such Lender or Lender Assignee (furnished to Borrower by Agent), provided such demand is made no later than six months after such Issuer, Lender or Lender Assignee obtains knowledge of such Regulatory Change, Borrower shall promptly pay to Agent (for the account of such Issuer, Lender or Lender Assignee, as the case may be) additional amounts which shall be sufficient to compensate the Issuer (or such Lender or Lender Assignee) for such increased cost from the date of such change, together with interest on each such amount from the date demanded by the Issuer (or such Lender or Lender Assignee) until payment in full thereof (after as well as before judgment) at a rate per annum equal to the Applicable Rate from time to time in effect.  A certificate of the Issuer (or such Lender or Lender Assignee) submitted to Borrower as to any additional amount or amounts (including calculations thereof, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount or amounts, the Issuer (or such Lender or Lender Assignee) may use any method of averaging and attribution as it (in its reasonable discretion) shall deem applicable.

(c)  The provisions of this Section 2A.3 and Section 2A.5 shall survive any termination of this Agreement and the payment in full of the Loans and the LC Obligations.

SECTION 2A.4.  Disbursements.  (a) The Issuer will notify Borrower and Agent promptly of the presentment for payment of any Letter of Credit together with notice of the date (the “Disbursement Date”) such payment shall be made.  Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit.

(b)  Prior to 11:00 a.m. Closing Office Time on the Disbursement Date, a Loan will be deemed made by the Senior Lenders hereunder and evidenced by the Senior Note to reimburse the Issuer to Agent at the Closing Office for all amounts disbursed or to be disbursed by the Issuer on that day (the “Disbursement”) under such Letter of Credit (the “Reimbursement Obligation”); provided, however, that neither Borrower nor Lenders shall be obligated to reimburse the Issuer for any wrongful Disbursement made by the Issuer under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.  Borrower shall notify the Lenders if Borrower objects to the funding of any Loan to pay a Reimbursement Obligation as a result of the gross negligence or willful misconduct of the Issuer.

SECTION 2A.5.  Nature of Reimbursement Obligations.  Borrowers shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuer (except to the extent of its own gross negligence or willful misconduct), Agent nor any Lender shall be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or of any draft, demand or other document, instrument or other paper relating to, or presented under, any Letter of Credit, or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under any Letter of Credit;

(d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under any Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer, Agent or Lenders hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon Borrower, Agent, Lenders and each Lender Assignee and shall not put the Issuer (except to the extent of its own gross negligence or willful misconduct), Agent or any Lender or Lender Assignee under any resulting liability to Borrower nor put the Issuer under any resulting liability to Agent or any Lender or Lender Assignee.  Nothing herein shall constitute a waiver by Borrowers of any of its rights against any beneficiary of any Letter of Credit.

2A.6  Other Lenders’ Participation.  Each Letter of Credit is deemed issued on behalf of the Lenders (including the Issuer), pro rata, based upon the percentage that each Lender’s outstanding Loans and participations in Letters of Credit represents of all Lenders’ Loans and participations in Letters of Credit), and each Lender is deemed to have irrevocably purchased from the Issuer a participation in such Letter of Credit equal to such Lender’s pro rata share of the Stated Amount.  Each Lender shall, to the extent of such pro rata share, promptly reimburse the Issuer for any Reimbursement Obligation which has not been promptly funded by a Loan by the Lenders in accordance with Section 2A.4(b).  For the avoidance of doubt, any such Loan to the Issuer by Lenders shall (notwithstanding that Borrowers may at the time be the subject of a proceeding of the type described in Section 9.8) be treated as Loans made by the Lenders to Borrower for all purposes of this Agreement.

Section 3.                                            INTEREST.

3.1                                 Rate of Interest.  Subject to the provisions of Sections 3.3 and 3.4, Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date hereof until maturity (whether by acceleration or otherwise) for each period from and including each Payment Date to but excluding the immediately following Payment Date at a rate per annum equal to 0.25% (such rate, the “Contract Rate”).

3.2                                 Interest Payment Dates.  Interest on and prior to maturity in respect of each Loan shall be payable in arrears (i) on each Payment Date; (ii) upon any repayment or prepayment (to the extent accrued on the principal amount so repaid or prepaid); and (iii) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

3.3                                 Past Due Rate.  Each Loan (and any overdue interest in respect of each Loan) shall bear interest for each day on which an Event of Default exists (after as well as before judgment), payable on demand, at a rate per annum equal to 5.25% (such rate, the “Past-Due Rate”).

3.4                                 Intentionally Omitted.

3.5                                 Capital Adequacy.  If Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof, it being agreed that “adopted after the date hereof” shall include compliance by Lender or any lending office or holding company of Lender with any Basel Law whether or not such Basel Law was in effect, applicable or phased in on or prior to or after the date hereof pursuant to or arising out of the July 1988 report of the

Basel Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards” or pursuant to or arising out of any report, agreement or convention of any international banking group adopted subsequent to such 1988 report (said laws, rules, regulations and guidelines pursuant to or arising out of such 1988 report or any such subsequently adopted report, agreement or convention being sometimes collectively herein referred to as “Basel Laws”), or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy (any such other law, rule, regulation or guideline being sometimes herein referred to as “Other Laws”), or any change in any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basel Laws) or in the enforcement or interpretation or administration of any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basel Laws) by any Government Authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or any holding company of Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of its Loans or any of its obligations hereunder to a level below that which Lender or Lender’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then, upon demand by Lender (or by Agent on such Lender’s behalf), Borrower shall pay to Lender from time to time such additional amount or amounts as will compensate Lender or such Lender’s holding company for any such reduction suffered, together with interest on each such amount from the date demanded until payment in full (after as well as before judgment) thereof at the Contract Rate. Lender shall endeavor to give Borrower notice of its intention to require compensation under this Section 3.5 within a reasonable time after the loan officer of Lender with responsibility for this Agreement becomes aware of its entitlement to such compensation under this Section 3.5, but no failure to give any such notice shall affect or relieve Borrower of any of Borrower’s obligations under this Section 3.5 or under any other provision of this Agreement or any other Loan Document or result in any obligation or liability of Agent or Lender to Borrower or any other Person.  A certificate of Lender as to the amount required to be paid by Borrower under this Section 3.5 and showing in reasonable detail the basis for the calculation thereof shall, absent manifest error, be final and conclusive (it being understood that in no event shall any Lender be required to disclose in such certificate or otherwise any non-public information). In determining such amount or amounts, Lender may use any method of averaging and attribution as it (in its sole and absolute discretion) shall deem applicable.  Notwithstanding the foregoing, Lender shall not be entitled to make a demand for and Borrower shall not be liable for payment of any amount under the terms of this provision following payment in full of the Obligations.

Section 4.                                            Intentionally Omitted.

Section 5.                                            PAYMENTS; PERMITTED DISTRIBUTIONS.

5.1                                 Currency of Payments.  All payments of principal and interest on Loans and under the Note shall be made to Agent in immediately available funds in the currency of the applicable Loan for which payment is being made.

5.2                                 Payments on Non-Business Days.  Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension.  Borrower hereby authorizes and directs Agent and Lender to charge any account of Borrower maintained at any office of Agent or Lender with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Notes; provided, however, that neither Agent nor Lender shall be under any obligation to charge any such account.

5.3                                 Payment Date and Distribution of Funds.

(a)                                  Except following the occurrence and during the continuation of an Event of Default, in which case the distribution of Cash Flow shall be controlled by the Agent, all funds in the Cash Flow Cash Collateral Account, the Cash Collateral Account-Servicing and the FCI Distribution Account (“Cash Flow”) shall be distributed by Borrower or the Agent on the fourth to last Business Day of each month (each, a “Payment Date”) pursuant to the distribution statement prepared by Borrower and approved in writing by Agent (or at any other times as may be agreed upon from time to time by Borrower, Agent and Lender) in accordance with the following priority and amounts and applied as follows and as illustrated in Schedule 5.3(a) to this Agreement:

(i)                                     First, to the payment to Agent, for the account of Lenders (subject to Section 2.2(c) of this Agreement), of all interest on the Loans which is then due and payable and any Letter of Credit Fee payable pursuant to Section 2A.3(a);

(ii)                                  Second, to the payment to Agent, for the account of Lender, an amount equal to all of any fees, late charges and other fees and expenses (other than those paid in Section 5.3(a)(i) above), which are then due and payable to Agent and/or Lender under this Agreement or any of the other Loan Documents or which will become so due and payable on or before the last day of the calendar month in which the Payment Date in question occurs;

(iii)                               Third, to the Cold Back-up Servicer and/or Back-Up Servicer, if any, pursuant to Section 7.20 of this Agreement (up to a maximum of $12,000 for the Cold Back-up Servicer during any twelve month period and an aggregate maximum amount of $75,000 for both the Cold Back-up Servicer and/or Back-Up Servicer during any twelve month period);

(iv)                              Fourth, to FC Commercial as requested by it to fund the FC Commercial Protective Advance Account up to the maximum amount of $750,000 on deposit or such greater amount approved in writing by the Agent and Lender;

(v)                                 Fifth, to FCIH, an amount equal to the Management Fee (with any shortfall in an amount payable to FCIH carried over to and paid in the next month’s distribution of Cash Flow under this Section 5.3(v));

(vi)                              Sixth, to the payment to Agent, for the account of Lender.

5.4                                 Net Payments; Application.

(a)                                  All payments hereunder and under the Loan Documents (including, without limitation, repayments and prepayments pursuant to Section 2) shall be made by Borrower to Agent, except as otherwise provided in this Agreement in freely transferable U.S. dollars, and in same day funds at the Closing Office without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after (i) withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts described above by any government or any political subdivision or taxing authority thereof, other than any tax (other than such taxes referred to in clause (ii) below) imposed on Lender pursuant to the income tax laws of the jurisdiction where Lender’s principal or lending office or offices are located (collectively, the “Taxes”) and (ii) deduction of an amount equal to any taxes on or measured by the net income payable to Lender with respect to the amount by which the payments required to be made by this Section 5.4 exceed the amount otherwise specified to be paid under this Agreement and the Notes) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes.  With respect to each such deduction or withholding imposed in respect of any payment by or on behalf of Borrower, Borrower shall promptly (and in no event later than thirty (30) days thereafter) furnish to Agent such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate to which Lender or holder of a Note may be entitled.  Lender, other than a Lender organized and existing under the laws of the United States of America or any political subdivision thereof, agrees to furnish Borrower, as soon as practicable after any written request of Borrower to such effect, any executed form reasonably requested by Borrower such as IRS Form W-8BEN or W-8ECI, and any other applicable form as to such Lender’s entitlement, if any, to exemption from, or a reduced rate of, or its subjection to, United States withholding tax on amounts payable to it hereunder by Borrower or under the Notes of Borrower and each such Lender undertakes to use its best efforts promptly to notify Borrower of any material change in any information, statement or form so furnished to Borrower; provided, however, that any failure on the part of Lender to furnish any such information, statements or forms shall in no way affect the obligations of Borrower or the rights of Lender under the terms of this Agreement or of the Notes.

5.5                                 Distribution by Agent.  All payments received by Agent on behalf of Lender on account of principal and interest under this Agreement or the Notes or on account of any fees payable for the account of Lenders shall be promptly distributed by Agent to Lender (in the type of funds received by Agent) as follows: (i) if in respect of principal of any Loans made to Borrower, then to Lender; (ii) if in respect of interest on the Loans, then to Lender; (iii) if in respect of Letter of Credit Fees, then to Lender in accordance with their entitlement thereto; and (iv) if in respect of a payment under Section 3 other than an interest payment hereof, to Lender in accordance with its entitlement thereto.

Section 6.                                            CONDITIONS PRECEDENT TO EFFECTIVENESS

This Agreement shall become effective on the date hereof (the “Effective Date”) when each of the parties hereto has signed and delivered the same as herein required and each of the following conditions have been satisfied to the satisfaction of Agent (or waived by Agent in writing):

6.1                                 Default, etc.  On the Effective Date (both before and after giving effect to the occurrence of the Effective Date assuming such Effective Date has occurred) there shall exist no Default or Event of Default and all representations and warranties made by the Loan Parties herein or in the other Loan Documents or otherwise by the Loan Parties in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

6.2                                 Notes.  Agent shall have received for Lender the Note, duly executed and completed by Borrower.

6.3                                 Supporting Documents of Borrower.  There shall have been delivered to Agent (with sufficient copies for the Lender) such information and copies of documents (if any), approvals (if any) and records (certified where appropriate) of corporate and legal proceedings (if any) in addition to those listed on the Closing Checklist as Agent or Lender may have reasonably requested relating to the Loan Parties’ entering into and performance of the Loan Documents or any other agreements or documents related thereto or contemplated thereby.

6.4                                 Officer’s Certificate.  There shall have been delivered to Agent (with sufficient copies of Lender) a certificate of an Executive Officer of Borrower certifying, as of the Effective Date, compliance with the conditions of Section 6.1 and the absence of any Material Adverse Changes of the type referred to in Section 6.8.

6.5                                 Certifications; Financial Statements.  Borrower shall have delivered to Agent such financial statements and certifications of financial statements as Agent may have requested, which statements shall include, in any event, month end financial statements of the type required by Section 7.1(a) and certified by the CFO as of the most recent month ending no later than ninety (90) days prior to the Effective Date and the annual audited financial statements required for FCFC for the Fiscal Year most recently ended (or the prior Fiscal Year, if less than 105 days have passed since the end of a Fiscal Year) accompanied by the certifications required by Section 7.1(d).

6.6                                 Approvals and Consents.  All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, “Requisite Consents”), any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents and the transactions contemplated hereby and thereby by any Loan Party shall have been obtained (and, if so requested, furnished to Agent, with sufficient copies for Lender).

6.7                                 Legal Opinions.  Agent shall have received legal opinions (in sufficient counterparts for Lender) dated the Effective Date from Haley & Olson P.C., counsel to Borrower and each other Loan Party, in form and substance satisfactory to Agent.

6.8                                 Adverse Change.  There shall have been, in Agent’s opinion, no Material Adverse Change since December 31, 2010.  Neither Agent nor any Loan Party shall have become aware of any previously undisclosed information with respect to any Loan Party which, in Agent’s opinion, would have a Material Adverse Effect.

6.9                                 Change in Law; No Opposition.  (i) No change shall have occurred in applicable law or in applicable regulations thereunder or in the interpretations thereof by any Governmental Authority which, in the opinion of Lender, would make it illegal for such Lender to make one or more Loans hereunder; and (ii) no suit, action or proceeding shall be pending or threatened before or by any Governmental Authority seeking to restrain or prohibit the making of any Loan or the consummation of the transactions contemplated hereby.

6.10                           All Proceedings to be Satisfactory.   All corporate, partnership, limited liability company and legal proceedings and all instruments, documents and papers in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other documents referred to herein shall be satisfactory in form and substance to Agent, and Agent and Lender shall have received all such information and copies of all documents which Agent or Lender may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officials or Governmental Authorities.

6.11                           Checklist Documents.  The documentation set forth on the Closing Checklist (Schedule 6.11), including, without limitation, the Guaranties, including, without limitation, the FCFC Guaranty, the FH Partners Subordinated Guaranty and the FLBG2 Guaranty, Pledge Agreements, including, without limitation, the Subordinated Pledge Agreement, the FH Partners Release, Security Agreements and the Intercreditor Agreement satisfactory to Agent in form and substance, shall have been delivered to Agent, and such other actions referred to on such Schedule and in such documentation shall have been taken.

6.12                           Intercompany Security Agreements.  Each Primary Obligor shall have delivered (i) intercompany security agreements (or confirmations thereof) in form and substance satisfactory to Agent securing each such Person’s obligations under its Pledged Note together with such other documents and instruments relating thereto and records of company proceedings and (ii) if requested by Agent, legal opinions, as Agent may reasonably request.

6.13                           UCC Statements.  Lien search results confirming the absence of any perfected Liens prior to Lenders’ and of any other Liens other than Liens permitted hereunder shall have been delivered to Agent and all actions with respect to the Liens created by the Security Documents as are necessary or appropriate to perfect such Liens shall have been taken.

6.14                           Fees and Expenses.  The legal fees and expenses of Agent’s New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement and an aggregate of $150,000 of expenses (the “Promethean Expenses”) owing to the Agent’s financial consultant, Promethean Investments LLP, in connection with the transactions contemplated by this Agreement and the RNF2 shall have been paid in full out of operating accounts of the Borrower.

6.15                           Release by FCFC.  Borrower shall have caused the execution and delivery by FCFC and its Affiliates to the Lender of a release in form, scope and substance satisfactory to the Lender (the “Release”).

6.16                           Collateral Assignment of Service Bureau.  FC Servicing and the Lender shall have executed and delivered a confirmation of collateral assignment of that certain Information Technology Services Agreement, dated February 7, 2006, between Fidelity Information Services, Inc. and FC Servicing (the “ITSA Agreement”), such collateral assignment to be in form, scope and substance satisfactory to the Lender.

6.17                           Valuation Certificate.  Borrower shall have delivered to the Lender a Valuation Certificate in the form of Schedule 6.17 (the “Valuation Certificate”) signed by the Treasurer of the Borrower which will set forth the Aggregate Net Present Equity Value of Borrower and each Portfolio Entity.

6.18                           BA Credit Agreement; Prepayment.  The parties to the BA Credit Agreement shall have executed and delivered the BA Credit Agreement on terms consistent with Approved Portfolio Leverage Arrangements and prior loan agreements provided by the Lender and current market terms, and the Lender shall have received a principal payment under the Loans of $50,947,486, together with a principal payment of $2,388,151 representing previously permitted leak-through payments.

6.19                           Intercreditor Agreement.  The Lender, the Agent, the Collateral Agent, BA, Borrower and FH Partners shall have executed and delivered an Intercreditor Agreement in form, scope and substance satisfactory to the Lender.

6.20                           RNF2.  BOS(USA), the Agent, the Collateral Agent and FLBG2 shall have executed and delivered the RNF2 and all documents and instruments required under the RNF2, all in form, scope and substance satisfactory to the Lender.

Section 7.                                            AFFIRMATIVE COVENANTS.

Each of the Borrower and FLBG warrants, represents and covenants to the Lender and Agent that, so long as this Agreement is in effect and until all of the Loans, together with interest and all other obligations (including Deemed Disbursements and Reimbursement Obligations and fees and disbursements in connection therewith) are paid in full, Borrower will (unless it shall have first procured the written consent of the Majority Lenders to do otherwise) (i) perform the obligations set forth in this Section 7, (ii) cause each Primary Obligor, Wholly-Owned Subsidiary and other Loan Party to perform the obligations set forth in this Section 7 which are applicable to such Person and (iii) exercise commercially reasonable efforts to cause each Material Portfolio Entity to perform the obligations set forth in this Section 7 which are applicable to such Person.

For the purposes of this Section 7, the terms Primary Obligor, Subsidiary, Loan Party, Related Entity, Portfolio Entity and Portfolio Entity-50% shall not mean or include FLBG2.

7.1                                 Financial Statements.  Borrower will furnish to Agent and Lender:

(a)                                  As soon as available and in any event within forty-five (45) days after the close of each calendar month, as at the end of such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, a consolidated and consolidating balance sheet of FC Commercial and the other members of the Consolidated Group, and the related statement of operations for such period, all certified by the CFO of Borrower and of each other member of the Consolidated Group as being prepared in accordance with GAAP and to present fairly the financial position and results of operation of such Person for such period;

(b)                                 As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of FC Commercial, as at the end of and for the Fiscal Year just closed, an audited consolidated balance sheet of FC Commercial and the other members of the Consolidated Group, the related statement of operations (including income statement) and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by Borrower and acceptable to Agent in Agent’s sole and absolute discretion;

(c)                                  As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of FC Commercial, as at the end of and for the Fiscal Year just closed, an unaudited consolidating balance sheet of FC Commercial and the other members of the Consolidated Group, the related statements of operations (including income statement) and a reconciliation of capital for such year, prepared by the CFO of Borrower;

(d)                                 Concurrently with the delivery of the financial statements described in subsection (b) above, a certificate of the aforesaid independent certified public accountants certifying to Agent that based upon their examination of the affairs of FCFC, performed in connection with the preparation of said financial statements, FCFC is in compliance with the covenants set forth in the FCFC Guaranty, or, if FCFC is not in compliance, the nature of the noncompliance therewith;

(e)                                  Concurrently with delivery to its stockholders, copies of all financial and other information delivered by FCFC or Borrower, as the case may be, to such Persons, including without limitation, its proxy statements and annual reports to stockholders.  Within two (2) Business Days after delivery to the SEC by FCFC or Borrower, as the case may be, which in all cases shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by FCFC or Borrower, as the case may be with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended, and all registration statements filed under the Securities Act of 1933, as amended;

(f)                                    Concurrently with delivery of the financial statements required pursuant to Section 7.1(a) and (b) hereof, a certificate executed by the President, Treasurer or CFO of Borrower that (A) no Event of Default or Default has occurred and is continuing under this Agreement, (B) Borrower is in compliance with the covenants set forth in Section 8.17 hereof; and (C) no event of default and no event or condition which, with the passage of time or the giving of notice or both, would constitute an event of default has occurred and is continuing under any other Indebtedness Instrument (“Other Indebtedness Instrument Unmatured Default”) or, if an Event of Default or Default has occurred under this Agreement or an event of default or Other Indebtedness Instrument Unmatured Default has occurred under any other Indebtedness Instrument, setting forth the details of such event and the action which each Borrower proposes to take with respect thereto;

(g)                                 Promptly upon receipt thereof, copies of all detailed financial reports and Management Letters, if any, submitted to any member of the Consolidated Group by the Auditors, in connection with each annual or interim audit of their respective books by such Auditors;

(h)                                 As soon as possible and in any event (A) within thirty (30) days after a Loan Party, or any of the respective ERISA Affiliates of any Loan Party, knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Pension Plan has occurred or is expected to occur and (B) within ten (10) days after a Loan Party or any of its ERISA Affiliates knows that any other Termination Event with respect to any Pension Plan has occurred or is expected to occur, a statement of the CFO of FLBG and of each Borrower describing such Termination Event and the action, if any, which the affected Loan Party or ERISA Affiliate proposes to take with respect thereto;

(i)                                     Promptly and in any event within five (5) Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Person of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, any notice of noncompliance issued by the PBGC with respect to a proposed standard termination of a Pension Plan, and any notice issued by the PBGC with respect to a proposed distress termination of a Pension Plan;

(j)                                     Promptly and in any event within thirty (30) days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

(k)                                  Promptly and in any event within five (5) Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Person concerning (x) the imposition or amount of withdrawal liability under Subtitle E of Title IV of ERISA or (y) any determination by a Multiemployer Plan sponsor that such Multiemployer Plan is, or is expected to be, in “reorganization” (within the meaning of Section 4241 of ERISA) or “insolvent” (within the meaning of Section 4245 of ERISA), or has incurred or is expected to incur an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code);

(l)                                     Upon request of Agent made from time to time, a copy of any Pension Plan sponsored, contributed to, participated in or maintained by Borrower or any ERISA Affiliate; and

(m)                               With reasonable promptness, such other information respecting the business, properties, operations, prospects or condition (financial or otherwise) of any member of the Consolidated Group and any other Primary Obligor and, to the extent reasonably available, any other Related Entity as Agent or Lender may from time to time in writing reasonably request provided, that Borrower shall not be required to furnish to Agent or any Lender any such information relating to a Portfolio Entity if (i) the Charter Documents of, or Shareholder Agreement relating to, such Person, in each case as in effect on the date of formation of such Person, prohibit such disclosure and (ii) notice of such prohibition on disclosure is provided to Agent within five days of formation of such Person (any such restriction, a “Disclosure Restriction”).

7.2                                 Other Required Notices and Covenants.

(a)                                  Borrower and FLBG shall notify Agent promptly after obtaining knowledge of:

(i)                                     except as otherwise previously disclosed, any event or occurrence which Borrower has determined could have a Material Adverse Effect as a result of a loss or decline in value of the Assets of Borrower, FLBG, any other Primary Obligor, any Portfolio Entity or any Related Entity due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

(ii)                                  the institution of (x) any suit or administrative proceeding which if determined adversely to Borrower, FLBG, any other Primary Obligor, any Portfolio Entity or any Related Entity is reasonably likely to or could reasonably be expected to result in a Material Adverse Effect, and (y) any other suit or administrative proceeding against Borrower, FLBG, any other Primary Obligor or any Portfolio Entity in which the uninsured amount involved is $750,000 or more, such notice to be given on or prior to the end of the calendar month in which the applicable event occurs;

(iii)                               Borrower, FLBG, any other Primary Obligor or any Material Portfolio Entity becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to materially adversely affect the operations, financial conditions or business of such Person, or any other Portfolio Entity or any Related Entity becoming subject to any Charge, restriction, judgment, decree or order if the same could reasonably be expected to materially adversely affect the operations, financial conditions or business of Borrower, FLBG, any other Primary Obligor, or any Material Portfolio Entity;

(iv)                              the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower, FLBG, any other Primary Obligor, any Portfolio Entity or any Related Entity is a party, if the same could reasonably be expected to have a Material Adverse Effect;

(v)                                 except as otherwise previously disclosed, any event or occurrence in respect of Borrower, FLBG, any other Primary Obligor, any Portfolio Entity or any Related Entity which could reasonably be expected to have a Material Adverse Effect;

(vi)                              the occurrence of (x) a default by Borrower, FLBG, FH Partners, FCFC, any other Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan

Party under any agreement, document or instrument to which such Person is a party which could reasonably be expected to have a Material Adverse Effect, or (y) any default by a Borrower, FLBG, FCFC, any other Primary Obligor or any other Loan Party which could reasonably be expected to materially and adversely affect any such Person’s ability to perform its respective obligations under the Loan Documents;

(vii)                           the filing of a petition by or against Borrower, FLBG, any other Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or if any such Person shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

(viii)                        the making of an application for the appointment of a receiver, trustee or custodian for any of the Assets of Borrower, FLBG, any other Primary Obligor, any Material Portfolio Entity, any Related Entity or any other Loan Party, other than a Non-Default Voluntary Custodial Arrangement;

(ix)                                the exercise by any holder of any option, warrant or right to purchase any Equity Interest in Borrower, FLBG, any other Primary Obligor or any Material Portfolio Entity; and

(x)                                   the issuance or sale of any Securities by Borrower, FLBG, any other Primary Obligor or any Portfolio Entity, whether or not permitted pursuant to the terms hereof.

(b)                                 On the twentieth (20th) day of each month, Borrower shall deliver to Agent (i) Waterfall Certificates in respect of each Asset Pool and Portfolio Entity, certified by an Executive Officer of Borrower; and (ii) a Summary Waterfall Certificate in respect of all Asset Pools; and (iii) a report in the form attached hereto as Exhibit B setting forth the computation of the Aggregate Undistributed Funds of all Portfolio Entities.

(c)                                  (i)  Borrower shall give Agent notice that a Portfolio Entity has become a Material Portfolio Entity (due to the amount of Assets contributed to it on the date of its formation or an increase in Assets thereafter) within thirty (30) days of such Person becoming a Material Portfolio Entity.

(ii)                                  Borrower shall give Agent notice that an Immaterial Entity has ceased to constitute an Immaterial Entity (due to an increase in the fair market value of its assets or such company engaging in any business) within thirty (30) days of such Person ceasing to constitute an Immaterial Entity and shall promptly deliver to Lender a revised Schedule 10.34 to reflect such change.

(iii)                               Borrower shall give Agent notice of the dissolution or full liquidation of, or the suspension or discontinuation of business by, any Portfolio Entity, not less than thirty (30) days prior to such dissolution, liquidation, suspension or discontinuation.

(d)                                 On or before the fourth to last Business Day of each month, Borrower shall deliver to Agent a Portfolio Protection Expense Report in the form of Schedule 7.2(d)

hereto (the “Portfolio Protection Expense Report”) showing as of the close of business on the last Business Day of the preceding calendar month the balances of the FC Commercial Protective Advance Account and the FCI Distribution Account, the aggregate amount retained by Portfolio Entities to pay Portfolio Protection Expenses not theretofore paid, the aggregate amount of Portfolio Protection Expenses theretofore paid and the aggregate amount of Portfolio Protection Expenses withheld (in the aggregate) by such Persons during the immediately preceding calendar month.  Borrower shall provide to the Agent such other information with respect thereto as Agent may reasonably request.

(e)                                  Borrower shall give Agent notice of the transfer of any property by a Portfolio Entity to one of its REO Affiliates within thirty (30) days of any such transfer and such other information as Agent may request with respect thereto promptly following such request.

(f)                                    On or before the fourth to last Business Day of each month, Borrower shall deliver to Agent a Valuation Certificate signed by the Treasurer of Borrower.

(g)                                 Borrower shall give Agent notice of the occurrence of an Adverse Waterfall Event within thirty days of such occurrence.

(h)                                 If Borrower at any time has knowledge of any servicer default, servicing termination event, amortization event or similar event or condition occurring or existing under any agreement relating to the securitization of Assets of any Primary Obligor or other Loan Party or securitization entity established by any Primary Obligor or other Loan Party, Borrower shall immediately notify Agent thereof.

(i)                                     On or before the fourth to last Business Day of each month, Borrower shall notify Agent if the amount of Aggregate Undistributed Funds exceeds $1,000,000.

7.3                                 Payment of Charges.

(a)                                  Other than charges payable by First X or First B, Borrower, each Primary Obligor, each Material Portfolio Entity, and each Wholly-Owned Subsidiary other than any REO Affiliate shall pay promptly when due and discharge all Charges.  In the event a Borrower, Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary other than an REO Affiliate, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Agent thereof in writing.  Agent may, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Agent deems advisable.  All sums so paid by Agent and any expenses relating thereto, including reasonable attorneys’ fees, court costs, expenses and other charges, shall be part of the Obligations, payable by Borrower to Agent on demand.  Notwithstanding the foregoing, Borrower, any Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary may permit or suffer the Charges to attach to its Assets on the conditions that: (i) Borrower or the applicable Primary Obligor, Material Portfolio Entity or Wholly-Owned Subsidiary, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any Assets of Borrower or any applicable Material

Portfolio Entity or Wholly-Owned Subsidiary shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower or the applicable Primary Obligor, Material Portfolio Entity or Wholly-Owned Subsidiary in accordance with GAAP.

7.4                                 Insurance.  Borrower, FLBG, each Primary Obligor, each Portfolio Entity (other than any Foreign Portfolio Entity), each REO Affiliate and each Wholly-Owned Subsidiary at each of such respective Person’s sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Agent; and (ii) public liability insurance relating to such Person’s ownership and use of its Assets; provided, however, no such Person shall be required to maintain the insurance referred to in clause (i) as to any Asset if the Net Present Value of the Asset is less than $100,000.  All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Agent.  Borrower shall deliver to Agent the original (or certified) copy of each policy of insurance and evidence of payment of all premiums for each such policy.  Such policies of insurance of Borrower, Primary Obligors and Wholly-Owned Subsidiaries (except those of public liability) shall contain an endorsement, in form and substance acceptable to Agent, showing losses payable to Agent for the ratable benefit of Lenders (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement).  Such endorsement or an independent instrument furnished to Agent, shall provide that all insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Agent for the ratable benefit of Lenders, to recover under such policy or policies of insurance in case of loss or damage (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement).  Upon request by Agent and, whether or not such request is made, upon the occurrence of an Event of Default or Default, Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Agent (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement).  Upon request by Agent and upon the occurrence of an Event of Default or Default, Borrower, irrevocably, appoints Agent (and all officers, employees or agents designated by Agent) as Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.  In the event Borrower, any Primary Obligor, any Portfolio Entity, any REO Affiliate or any Wholly-Owned Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable.  All sums so disbursed by Agent, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Obligations, payable by Borrower to Agent on demand.  Agent shall also be named as an additional insured with respect to Borrower’s, each Primary Obligor’s and each Wholly-Owned Subsidiary’s liability insurance.

7.5                                 Maintenance of Records.  Borrower will keep, and will cause FLBG, each other Primary Obligor and each Wholly-Owned Subsidiary other than REO Affiliates to keep, at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and each such Person will provide, and will cause each such other Person to provide, adequate protection against loss or damage to such books of record and account.

7.6                                 Preservation of Existence.  Borrower, FLBG, each other Primary Obligor, each Material Portfolio Entity, and each Subsidiary of a Borrower other than an Immaterial Entity or an REO Affiliate, will maintain and preserve its respective corporate, limited liability company or partnership existence, rights, privileges and franchises in its jurisdiction of organization, and qualify and remain qualified to do business in, and maintain its rights, privileges and franchises in each other jurisdiction which in the opinion of the respective board of directors, manager, general partner or other governing Person thereof continue to be advantageous to it and shall comply in all material respects with all applicable Legal Requirements.  Without limiting the generality of the foregoing, Borrower agrees to (and to cause each such other Person to) qualify to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities make such qualification necessary and in which the failure to so qualify could have a Material Adverse Effect; provided that notwithstanding the foregoing, Agent and Lenders acknowledge that it is contemplated that the Borrower, Primary Obligors and Portfolio Entities will be liquidating their assets and that a Primary Obligor or any Portfolio Entity may be dissolved or merged into another Primary Obligor or Portfolio Entity upon the liquidation of all assets of any such Person that can be reasonably expected to be collected or sold.

7.7                                 Preservation of Assets.  Borrower, FLBG and each other Primary Obligor will keep its property material to the conduct of its business in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, so that the business carried on by it may be conducted at all times in accordance with prudent business management.

7.8                                 Inspection of Books and Assets.  Borrower, FLBG and each other Primary Obligor shall permit Agent, Lenders and each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lenders all books, papers and records relating to the Assets, stock ownership, properties, operations, obligations, and liabilities of Borrower, FLBG, each other Primary Obligor and their respective Subsidiaries (and shall use commercially reasonable efforts to cause each other Portfolio Entity to do the same), including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which Lenders may have a reasonable interest in connection with the Loans, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, Borrower, FLBG and each other Primary Obligor shall use its reasonable best efforts to cause such third party to provide access to such materials to Agent and Lender who shall request the same.  In the event that Borrower, FLBG or any other Primary Obligor is prohibited by law from providing any of the access referred to in the preceding sentence to Agent and Lender, it shall use its commercially reasonable efforts to obtain waivers thereof promptly so as to permit such access.  Borrower, FLBG and each other Primary Obligor shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Borrower, FLBG, other Primary Obligor, and their respective Subsidiaries (and shall use its commercially reasonable efforts to cause each other Portfolio Entity to do the same) to confer with Agent and Lender and their respective representatives, provided that (i) such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and (ii) unless a Default or Event of Default exists, counsel to Borrower, FLBG and each other Primary Obligor shall be permitted to be present at any meeting among Borrower’s, FLBG’s or such Primary Obligor’s independent public accountants and Agent or Lender.

7.9                                 Payment of Indebtedness.  Borrower, FLBG, each other Primary Obligor, each Material Portfolio Entity and, subject to the final sentence of this Section 7.9, each Wholly-Owned Subsidiary will duly and punctually pay, or cause to be paid, the principal of and the interest on all Indebtedness heretofore or hereafter incurred or assumed by such Person, when and as the same shall become due and payable, provided that neither Borrower, nor any Primary Obligor, any Wholly-Owned Subsidiary or any Material Portfolio Entity shall be required to pay any Indebtedness (other than Indebtedness incurred under this Agreement or any other Loan Document) while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower or such Primary Obligor or Wholly-Owned Subsidiary or Material Portfolio Entity (as the case may be) shall have set aside on its books appropriate reserves in accordance with GAAP with respect thereto and title to any property of Borrower or the applicable Primary Obligor or Wholly-Owned Subsidiary or Material Portfolio Entity is not jeopardized.  The provisions of this Section 7.9 do not relate to Indebtedness of FC Capital or other Wholly-Owned Subsidiaries which are REO Affiliates.

7.10                           Further Assurances.  Borrower, FLBG, each other Primary Obligor, each Wholly-Owned Subsidiary and each other Loan Party will, and will cause each of its respective Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as Agent or Lender may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of such Person hereunder or under the Notes or any of the other Loan Documents to which such Person is a party, or for the better assuring and confirming unto Collateral Agent or Agent on behalf of Lender, with the first priority, all or any part of the security for the Obligations.

7.11                           Notice of Default.  Forthwith and in any event within five (5) days after Borrower shall have obtained knowledge of the existence of a Default or Event of Default, Borrower will deliver to Agent a certificate signed by an Executive Officer of Borrower setting forth the details of such event, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

7.12                           Reserves.  Borrower, FLBG, each other Primary Obligor and, subject to the last sentence of this Section 7.12, each Wholly-Owned Subsidiary, will set up on its books of its earnings, reserves for bad debt in accordance with GAAP and in an aggregate amount deemed adequate in the judgment of such Person and accepted by the outside auditors in their annual audits and Borrower shall use its commercially reasonable efforts to cause each other Material Portfolio Entity to do the same.  The provisions of this Section 7.12 shall not apply to any Wholly-Owned Subsidiary which is an REO Affiliate, or any Immaterial Entity.

7.13                           Representation and Warranties; Covenants as to Other Persons, Amendment of Schedules.

(a)                                  To the extent any representation or warranty contained herein refers to an event or state of facts which exists on or after the date hereof, on or after the Execution Date or on or after the Effective Date or on or after the date of any Loan and which exists during the term hereof or at the time of any or each Loan hereunder, to the extent not already a covenant, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof.  To the extent any representation, warranty or covenant herein (including the covenants set forth in Section 8 and in this Section 7) relates to any Primary Obligor, other Subsidiary or any other Loan Party, it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.  To the extent any representation, warranty or covenant herein (including the covenants set forth in Section 8 and in this Section 7) relates to any Person other than a Primary Obligor, other Subsidiary or any other Loan Party it shall be deemed to be a covenant of Borrower to exercise commercially reasonable efforts to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

(b)                                 No delivery of any new or supplemented Schedule to this Agreement (whether or not such delivery is required by this Agreement or any other Loan Document) shall waive or cure any Default or Event of Default which would occur absent such delivery (other than a Default or Event of Default arising solely from the breach of an obligation to deliver such Schedule and other than as may be set forth in writing in a consent or amendment (if any) pursuant to which any such new or supplemented Schedule is delivered).

7.14                           Perform Obligations.  Borrower, FLBG and each other Loan Party shall duly and punctually pay and perform each of its obligations under the Loan Documents to which it is a party, in accordance with the terms hereof and thereof.

7.15                           Cooperation.  At Agent’s request, Borrower will meet from time to time with (and provide then available financial information to) other financial institutions to which Lender may wish to grant participations in the Loans, including potential Lender Assignees and potential Purchasing Lenders.

7.16                           Approvals and Consents.  In the event that any approval, consent or non-objection need be obtained by Borrower, FLBG, any other Primary Obligor or other Loan Party from, or a notice or other filing need be filed by Borrower or any such other Person, with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any Loan Document by Borrower or any such other Person, Borrower and FLBG shall take and cause such other Person (as applicable) to take, all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and Lender agrees to cooperate with Borrower and FLBG in obtaining or filing the same.

7.17                           Payment of Dividends from Primary Obligors and Subsidiaries.  In furtherance and not in limitation of other provisions hereof (including Section 8.22) regarding required distributions, to the extent necessary to enable it to make payments of the Obligations in accordance with the terms hereof, unless prohibited by applicable law, Borrower shall cause dividends to be paid to it by each Primary Obligor and each other Wholly-Owned Subsidiary of Borrower (whether in existence as of the date hereof or hereafter formed or acquired) in amounts which are sufficient to enable Borrower to satisfy its payment obligations under the terms hereof.

7.18                           Stay, Extension and Usury Laws.  Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive it from paying all or any portion of the principal of, premium, if any, or interest on the Note, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

7.19                           Compliance with Laws.  Borrower shall comply with, and shall cause each Primary Obligor, each other Subsidiary and each other Loan Party to comply with, and shall exercise commercially reasonable efforts to cause each Portfolio Entity to comply with, all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

7.20                           Back-Up Servicer.  A Cold Back-Up Servicer selected by the Lender shall be paid, pursuant to Section 5.3(a)(iii), up to a maximum of $12,000 during any twelve month period to provide services (limited to obtaining and accessing FC Servicing’s (as servicer for the Portfolio Entities) data related to the RNF Asset Pool and testing the most current operating version of the software on the Cold Back-up Servicer’s data processing platform and maintaining a state of readiness to assume the loan accounting functions provided by FC Servicing for certain Portfolio Entities pursuant to servicing agreements) as a back-up servicer to FC Servicing and the Borrower shall use commercially reasonable efforts to cooperate with, and provide all information reasonably requested by, such Cold Back-Up Servicer, all subject to and as contemplated by the Back-up Servicing Agreement entered into by Borrower, First National Bank of Central Texas, as Cold Back-Up Servicer, FH Partners LLC, First X Realty, MPortfolio Corp., WAMCO XXIV, Ltd., Diversified Financial Systems L.P., Bosque Leasing Corp., and FirstCity Denver Investment Corp. in connection with the Reducing Note Facility Agreement

(the “Cold Back-up Servicing Agreement”) or other agreement with a Cold Back-Up Servicer which provides substantially the same terms as the Cold Back-up Servicing Agreement, which in each case has been or will be collaterally assigned to the Collateral Agent.  The Lenders may further, at any time during the term of this Agreement, elect to designate a third party to act as a back-up servicer to FC Servicing, either in replacement of or in addition to the Cold Back-Up Servicer, and the Borrower shall use commercially reasonable efforts to cooperate with, and provide all information reasonably requested by, such back-up servicer selected by the Lender; provided, however, that the Borrower shall only be responsible for payment of fees to the Cold Back-up Servicer and any back-up servicer as provided in Section 5.3(a)(iii), which are limited to a maximum of $12,000 for the Cold Back-up Servicer during any twelve month period and an aggregate maximum amount of $75,000 for both the Cold Back-up Servicer and/or Back-Up Servicer during any twelve month period.  The Borrower shall cooperate with, and permit, Lender to designate a back-up servicer, and Borrower shall cooperate with, and permit, Lender to designate a replacement for the Cold Back-Up Servicer.

7.21                           FH Partners Cash Leak-Through.  Borrower shall provide, or cause FH Partners to provide, to the Lender each month a report showing the calculation of and application of Excess Net Cash Flow, as defined in the BA Credit Agreement.  Borrower shall cause FH Partners to distribute to Borrower, and Borrower shall pay on to the Lender, all FH Partners Available Cash Leak-Through less any Management Fee then owing to FCIH.

7.22                           Notification of BA LTV.  Borrower shall promptly notify the Lender after the end of each month, and in no event more than twenty (20) days after the end of a month, if the BA LTV Ratio for the immediately preceding month is seventy-five percent (75%) or more and Borrower shall promptly notify the Lender after the end of each month, and in the event that the BA LTV Ratio for the immediately preceding month is eighty percent (80%) or more. Borrower shall specifically provide a call notice to Agent and Lender advising them of their right to exercise the right to purchase from BA the obligations of FH Partners under the BA Credit Agreement pursuant to the terms of the Intercreditor Agreement.

Section 8.                                            NEGATIVE COVENANTS.

Each of Borrower and FLBG warrants and represents to and covenants to Lender and Agent that, so long as this Agreement is in effect and all of the Loans, together with interest and all other obligations incurred hereunder are paid in full, Borrower will perform the obligations set forth in this Section 8 (unless it shall have first procured the written consent of the Majority Lenders to do otherwise), and, except as provided in the following paragraph, will cause each Primary Obligor, Subsidiary, and other Loan Party to, and will use commercially reasonable efforts to cause each Portfolio Entity-50% and other Material Portfolio Entity to, perform the obligations set forth in this Section 8 which are applicable to such Person (unless it shall have first procured the written consent of the Majority Lenders to do otherwise).

For the purposes of this Section 8, the terms Primary Obligor, Subsidiary, Loan Party, Related Entity, Portfolio Entity and Portfolio Entity-50% shall not mean or include any Crestone Portfolio Entities or any Person owned by a Crestone Portfolio Entity, FC Capital (or any of its Subsidiaries), MCS, Servicios Integrales de Cobranza, S.A. Chile, UBN, or any Portfolio Entity in which MCS and/or UBN owns fifty percent (50%) or more of the Equity Interests of such entity; provided that Borrower will provide notice to Agent of any event, occurrence or action by any such Person that would otherwise constitute a breach of this Section 8 and Agent and Lender may prohibit such event, occurrence or action if such event, occurrence or action would, in the opinion of the Lender, have a Material Adverse Effect on the Borrower.

For the purposes of this Section 8, the terms Primary Obligor, Subsidiary, Loan Party, Related Entity, Portfolio Entity and Portfolio Entity-50% shall not mean or include FLBG2.

8.1                                 Amend Charter Documents; Engage in Same Type of Business.

(a)                                  None of Borrower, any Primary Obligor, any Subsidiary or any Portfolio Entity-50% shall (i) make or consent to any change: (i) in its Charter Documents, in any Shareholder Agreement or in its capital structure or (ii) make any change in any of its business objectives, purposes and operations, including by undertaking additional business activities or (iii) waive any material right under its Charter Documents or any Shareholder Agreement.  None of Borrower, any Primary Obligor, any Subsidiary or any Portfolio Entity-50% shall engage in any business not of the same general type as those conducted by it on the Execution Date or, in the case of a newly formed entity, any business not of the same general type as those conducted by Borrower, any Primary Obligor, any Portfolio Entity-50% or any other Subsidiary (as the case may be) on the Execution Date. Without limiting the foregoing, no Subsidiary which is a Portfolio Entity and no Portfolio Entity-50%  shall engage in any business other than purchasing Asset Pools in accordance with the terms hereof and causing such Asset Pools to be serviced in accordance with Section 8.24.

(b)                                 None of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into any Shareholder Agreement after the Execution Date other than a Permitted Shareholder Agreement.

8.2                                 Liens.  None of Borrower, any Subsidiary (other than an REO Affiliate) or any Portfolio Entity-50%, will grant, contract, create, incur, assume or suffer or permit to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loans), any of its Assets, whether now owned or hereafter acquired, except (i) Permitted Liens or (ii)  in the case of an REO Affiliate, Liens in favor of its REO Owner and non-consensual Charges.

8.3                                 Other Indebtedness.  None of Borrower, any Subsidiary or any Portfolio Entity-50% will contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     the Loans and the obligations of Borrower in respect of the LC Obligations;

(ii)                                  other Indebtedness existing on the Effective Date listed on Schedule 10.19 to this Agreement;

(iii)                               Indebtedness of any Portfolio Entity incurred under Approved Portfolio Leverage Arrangements;

(iv)                              Indebtedness of any Portfolio Entity to which no proceeds of any Loans were, directly or indirectly, advanced or contributed;

(v)                                 unsecured trade payables incurred in the ordinary course of business;

(vi)                              in the case of any REO Affiliates, Indebtedness owed to its REO Owner and trade payables incurred in the ordinary course of business and, to the extent constituting Indebtedness, Charges incurred by such REO Affiliate;

(vii)                           Indebtedness to the extent permitted by Section 8.12(a)(i)-(vi);

(viii)                        Indebtedness of Portfolio Entities in respect of loans permitted to be made by FC Servicing and FirstCity Mexico, S.A. de C.V. pursuant to Section 8.12(a)(iii);

(ix)                                Indebtedness of any Subsidiary or Portfolio Entity-50% payable to Borrower or a Wholly-Owned Subsidiary;

(x)                                   Guaranty Equivalents to the extent permitted under Section 8.12(b);

(xi)                                Indebtedness of FirstCity Denver Investment Corp. payable to FC Commercial related to loans made by FC Commercial to enable FC Denver Investment Corp. to fund loans to Crestone Portfolio Entities under the Crestone Facility; and

(xii)                             Up to $3,000,000 in aggregate principal Indebtedness incurred by FCS Creamer, Ltd., FCS Lancaster, Ltd., FCS Wood Ltd., FCS Wildhorse Ltd. and Brazos River Partnership One, L.P. or other REO Affiliates to finance developmental expenses of real property owned by such entities.

8.4                                 Sell Assets.  Other than the transfer of the FLBG2 Collateral contemporaneously herewith and as contemplated by the RNF2, none of Borrower, any Subsidiary or any Portfolio Entity-50% shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business and for fair and adequate consideration (and, in the case of Assets constituting Equity Interests, only to the extent permitted by Section 8.8(a)); provided that the foregoing shall not restrict (i) an REO Affiliate from transferring its Assets to the Person which owns all of its equity interests or to any other Person which is not a Subsidiary or Affiliate of Borrower or such REO Affiliate or (ii) any Person which owns all of the equity interests in an REO Affiliate from transferring distressed notes secured by real estate (and such real estate security) to such REO Affiliate.

8.5                                 Attachment.  None of Borrower, any Subsidiary or any Portfolio Entity-50% shall permit or suffer any levy, attachment, seizure, or restraint to be made of, upon or affecting any of its Assets or permit any of its Assets to be subject to a writ of distress, if the same would have a Material Adverse Effect.

8.6                                 Receiver.  None of Borrower, any Subsidiary or any Portfolio Entity-50% shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, or for all or any of its Assets to come within the possession of any receiver, trustee, assignee for the benefit of creditors or custodian, other than a custodian pursuant to a Non-Default Voluntary Custodial Arrangement, if the same would have a Material Adverse Effect.

8.7                                 Mergers, Acquisitions.  Other than the transfer of the FLBG2 Collateral contemporaneously herewith and as contemplated by the RNF2, none of Borrower, any Primary Obligor (other than FLBG) or any Material Portfolio Entity shall wind up, liquidate or dissolve its affairs or merge or consolidate with, be acquired by or acquire the stock or assets of or make any investment in (other than a capital contribution to provide for payment of Portfolio Protection Expenses), any Person, whether by merger, consolidation, purchase of stock or assets or otherwise, or create any new Subsidiary other than an REO Affiliate (or agree to do any of the foregoing at any future time) or fail to maintain its corporate, partnership or limited liability company or other formal existence, provided that notwithstanding the foregoing, Agent and Lenders acknowledge that it is contemplated that Borrower, Primary Obligors and Portfolio Entities will be liquidating their assets and that any Primary Obligor or any Portfolio Entity may be dissolved or merged into another Primary Obligor or Portfolio Entity upon the liquidation of all assets of any such Person that can be reasonably expected to be collected or sold.

8.8                                 Stock Transfers.

(a)                                  Except (i) as permitted pursuant to Section 8.8(b), (ii) for the sale of Equity Interests in a Subsidiary for fair market price, the proceeds of which are distributed pursuant to Section 5.3 hereof, (iii) with respect to quotas issued to FirstCity Chile II in connection with direct and indirect contributions of capital from distributions or dividends from NPL Fund Two, Private Investment Fund, or (iv) for options, warrants or other rights to purchase Equity Interests in Borrower pursuant to plans or instruments described in Schedule 10.5(c) as amended from time to time with Majority Lenders’ written consent and for Equity Interests in Borrower issued upon exercise thereof, none of Borrower, any Subsidiary or any Portfolio entity-50% shall (x) grant any option, warrant or other right to purchase any Equity Interest in Borrower, any Subsidiary or any Portfolio Entity-50% or (y) issue any other Equity Interests, or (ii) transfer any Equity Interests (whether its own or Equity Interests issued by any Person other than itself) without, in each case, the prior written consent of Majority Lenders.

(b)                                 Notwithstanding anything to the contrary contained herein, Borrower shall have the right to offer and sell equity Securities of Borrower under the following terms and conditions: (x) Borrower shall deliver notice to Agent, within twenty-four (24) hours of any filing with the SEC; (y) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; and (z) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading.

8.9                                 Adverse Transactions.  None of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

8.10                           Investments.

(a)                                  Other than the transfer of the FLBG2 Collateral contemporaneously herewith and as contemplated by the RNF2, subject to the further limitations set forth in Sections 8.10(b) and (c), after the Execution Date, neither Borrower, any Subsidiary nor any Portfolio Entity-50% shall make any investment in Equity Interests of any Person other than (i) investments in Equity Interests owned as of the date of this Agreement, (ii) direct or indirect contributions by Primary Obligors to capital of Portfolio Entities to be used by such entities (x) to pay development expenses related to real estate or (y) to pay Portfolio Protection Expenses, (iii) investments by any such Person (other than by a Portfolio Entity) in the ordinary course of business or (iv) with respect to quotas issued by FirstCity Chile II in connection with direct and indirect contributions of capital from distributions or dividends from NPL Fund Two, Private Investment Fund.

(b)                                 As used in Sections 8.10(a) and (c) “investment” shall include, but not be limited to contributions to the capital of a Person.

(c)                                  Other than the transfer of the FLBG2 Collateral contemporaneously herewith and as contemplated by the RNF2, in furtherance, and not in limitation, of other restrictions herein and in the other Loan Documents on contributions, loans, gifts, investments and Guaranty Equivalents, none of Borrower, any Subsidiary or any Portfolio Entity-50% shall make capital contributions, loans or gifts to, investments in or enter into or issue any Guaranty Equivalent with respect to the obligations of any entity identified on Schedule 10.34 or any other Immaterial Entity at any time during the term hereof.

8.11                           Dividends.  Borrower will not, and Borrower will not permit any Subsidiary or any Portfolio Entity-50% to, authorize, declare, or pay any dividends or return any capital to its stockholders as such or authorize or make any other distribution, payments or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration any shares of any class of its capital stock now or hereafter outstanding or any options, warrants or other securities (now or hereafter outstanding) convertible into or exercisable for any equity or other securities of Borrower, any Subsidiary or any Portfolio Entity-50% or set aside funds for any of the foregoing and Borrower will not permit any Subsidiary or any Portfolio Entity-50% to purchase any Equity Interests of Borrower, or set aside funds for any of the foregoing (any such authorization, declaration, payment, dividend, return of capital, distribution, delivery, redemption, retirement, purchase, acquisition or setting aside of funds, a “Dividend”), provided, that (i) any Subsidiary or Portfolio Entity-50% may declare or pay Dividends to Borrower or any Wholly-Owned Subsidiary and (ii) any Subsidiary or Portfolio Entity-50% may pay cash Dividends to holders of its shares of stock, partnership interests, limited liability company interests or similar equity interests generally so long as Borrower or its Subsidiaries which own such equity interests in the Person paying such Dividends receives at least its proportionate share thereof (based on its relative holdings of such equity interests in the Person paying such Dividends).

8.12                           Loan; Guaranty Debt.

(a)                                  Except as set forth on Schedule 8.12(a), none of Borrower, any Subsidiary or any Portfolio Entity-50% shall make any loan to any Person, or otherwise invest in or acquire any note, bond, other debt instruments or obligations of or issued by any Person except [(i) the acceptance by a Subsidiary or a Portfolio Entity-50% of a note from its one hundred percent (100%) owned REO Affiliate evidencing the deferred purchase price of a mortgage note sold to such REO Affiliate such Subsidiary or Portfolio Entity-50% or a portion of the purchase price for the real property in the event that the REO Affiliate acquires the real property (1) at a foreclosure sale or through a foreclosure proceeding, (2) from the mortgagor in either full or partial satisfaction of the related debt, or (3) by purchase from the Subsidiary or Portfolio Entity-50%; (ii) the acceptance by an REO Affiliate, a Latin American Acquisition Entity or a European Acquisition Entity of a note from the transferee of real property sold by such REO Affiliate, Latin American Acquisition Entity or European Acquisition Entity (as the case may be) in the ordinary course of business evidencing a portion of the deferred purchase price of such property; (iii) in the case of FC Servicing and FirstCity Mexico, S.A. de C.V., short term servicer advances in the ordinary course of business with respect to portfolios which they are servicing in aggregate principal amount at any one time outstanding not in excess of $2,000,000, on a combined basis; and (iv) direct or indirect loans by Primary Obligors to Subsidiaries and Portfolio Entities to be used by such entities (x) to pay development expenses related to real estate or (y) to pay Portfolio Protection Expenses; (v) SBA Loans made by ABL in accordance with the SBA Rules and Regulations; and (vi) loans made by FC Commercial to FirstCity Denver Investment Corp. to enable FirstCity Denver Investment Corp. to fund loans to Crestone Portfolio Entities under the Crestone Facility for Portfolio Protection Expenses.

(b)                                 Except as set forth on Schedule 8.12(b), none of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into or issue any Guaranty Equivalents.

8.13                           Issue Power of Attorney.  Except pursuant to the other provisions of this Agreement or the Security Documents to which Agent is a party, none of Borrower, any Subsidiary or any Portfolio Entity-50% shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of any such Person’s business; provided that, any Primary Obligor, any Portfolio Entity, FirstCity do Brazil, Ltda., FirstCity Argentina Corporation, First South America LLC, FirstCity Recovery S.A., FirstCity Mexico, S.A. de C.V. and Servicios Efectivos de Recuperacion, S. de R.L. de C.V. shall have the right to grant powers of attorney necessary to conduct business outside the United States, to pursue or consummate asset acquisitions outside the United States and to collect or liquidate Assets or pursue litigation related Assets outside the United States, which are undertaken in the ordinary course of such respective company’s business.

8.14                           Amendment of Credit Agreements.   None of Borrower, any Subsidiary or any Portfolio Entity-50% shall amend, modify or extend (or agree to amend, modify or extend or give any notice of any sort the result of which would amend, modify or extend (whether or not, without limitation, any such extension would occur pursuant to a renewal or extension option contained therein or any other term thereof)) any note, credit agreement, security agreement or other document, instrument or agreement evidencing or securing Indebtedness of such entity; provided that Borrower, any Subsidiary or any Portfolio Entity-50% may extend the term of any credit facilities or loans permitted under the terms of this Agreement under financial terms no more onerous than those provided for in the applicable existing credit facility or then-existing market credit terms.

8.15                           Payments for Consent.  None of Borrower or any Subsidiary or any Portfolio Entity-50% shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is paid to all Lenders.

8.16                           Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  Except as herein provided, Borrower shall not, and Borrower shall not permit any Subsidiary, or any Portfolio Entity-50% to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Person to:

(i)                                     pay any dividends or make any other distribution on its Stock or other Equity Interests to Borrower or any of its Subsidiaries;

(ii)                                  make payments on or in respect to any Indebtedness owed to Borrower, any Subsidiary; or

(iii)                               make loans or advances to Borrower or any of its Subsidiaries or to guarantee Indebtedness of Borrower or any of its Subsidiaries;

other than, in the case of (i), (ii) and (iii),

(1)                                  restrictions with respect to a Subsidiary other than a Portfolio Entity, a Primary Obligor or an REO Affiliate imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary provided that such restrictions terminate upon the closing of such sale or disposition or termination of such agreement;

(2)                                  to the extent the same result in a restriction of non-cash in-kind distributions of such assets, restrictions on the transfer by any Subsidiary other than a Portfolio Entity, a Primary Obligor or an REO Affiliate of non-cash assets which are subject to Permitted Liens;

(3)                                  restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) or (5), provided that the terms and conditions of any such restrictions are not materially less favorable to the Lenders or materially more burdensome to the applicable Person bound thereby than those under the agreement evidencing or relating to the Indebtedness refinanced or replaced;

(4)                                  Permitted Restrictions on payment of dividends by a Subsidiary of Borrower under a loan agreement listed on Schedule 10.19 to which such Subsidiary is a party;

(5)                                  restrictions under this Agreement;

(6)                                  Permitted Restrictions imposed under Approved Portfolio Leverage Arrangements;

(7)                                  Permitted Restrictions on the payment of dividends by a Portfolio Entity-50% under credit agreements under which such Portfolio Entity-50% is a borrower; and

(8)                                  restrictions of the payment of dividends by ABL as set forth in the ABL Facility and restrictions of the ability of ABL to make payments on indebtedness outstanding under the ABL Capital Note as set forth in the subordination agreement referred to therein.

and other than in the case of (iii), a consensual encumbrance or restriction on the ability of any Subsidiary other than a Wholly-Owned Subsidiary or any Portfolio Entity-50% to make a loan or advance to or guarantee Indebtedness of Borrower or any of its Subsidiaries.

8.17                           Financial Covenants.  In the event that any Financial Statement required to be delivered pursuant to Section 7.1(a) or Section 7.1(b) or any certificate required to be delivered pursuant to Section 7.1(f) hereof (in the case of any such certificate required in connection with monthly financial statements, at the end of any month which is also a fiscal quarter end date) is not delivered within ten (10) days after the date required therefor pursuant to such Section, Borrower shall be deemed to be in default of this Section 8.17 for purposes of Section 9.3 hereof.

8.18                           Accounting Changes.  None of Borrower, any Subsidiary or any Portfolio Entity-50% will make any significant change in (i) accounting treatment and reporting practices except as permitted or required by GAAP or Legal Requirements or (ii) unless Agent consents thereto in writing (which consent shall not be unreasonably withheld), its Fiscal Year; provided that in any such case, if any such change would affect any computation required by Section 8.17 hereof or any amount required to be paid by Section 2.3 hereof, appropriate amendment shall have been made to this Agreement with respect thereto (or, in the case of change required at such time by a Legal Requirement, appropriate amendment is made to this Agreement contemporaneous with such change and, and if such amendment is not made, Borrower shall be deemed in default under Section 8.17).

8.19                           Related Transactions.  Borrower does not have and Borrower shall not, and Borrower shall not permit any Subsidiary or any Portfolio Entity-50% to, enter into any transactions with any Affiliate or Associate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate or Associate of Borrower or any Parent (other than existing Fee Agreements between FC Servicing and certain Portfolio Entities and additional Fee Agreements entered into between FC Servicing and Portfolio Entities related to the servicing of Assets upon terms and conditions consistent with the existing servicing agreements), or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or Associate of Borrower or any Parent or, in each of the foregoing cases, with any officer, director or partner of any Affiliate or Associate of Borrower or any Parent or modify any Fee Agreement unless, in any such case, such transaction (a) is otherwise not in violation of this Agreement or any other

Loan Document and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to Borrower, such Subsidiary or such Portfolio Entity-50% (as the case may be) than such Person would obtain in a comparable arm’s-length transaction with a Person not an Affiliate or Associate; provided, that the foregoing shall not restrict a Subsidiary from entering into a transaction contemplated by the definition of “REO Affiliate” to sell real estate (or distressed notes secured by real estate) to its wholly owned REO Affiliate.

8.20                           Leasebacks.  None of Borrower, any Subsidiary or any Portfolio Entity-50% will enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing to any of the foregoing Persons of real property (i) which at the time has been or is to be sold or transferred by any of the foregoing Persons to such lender or investor, or (ii) which has been or is being acquired from another Person by such lender or investor or on which one or more buildings or facilities have been or are to be constructed by such lender or investor for the purpose of leasing such property to Borrower, any Subsidiary or any Portfolio Entity-50%.

8.21                           Compliance with ERISA.  Neither Borrower nor any Subsidiary (each, an “Applicable Person”) will (i) terminate, or permit any of its Subsidiaries to terminate, any Pension Plan so as to result in any material (in the opinion of Agent or the Majority Lenders) liability of any such Person or Subsidiary to the PBGC, (ii) permit to exist the occurrence of any Reportable Event (as defined in Section 4043 of ERISA), or any other event or condition, which presents a material (in the opinion of Agent or the Majority Lenders) risk of such a termination by the PBGC of any Pension Plan, (iii) allow, or permit any of its Subsidiaries to allow, the aggregate amount of “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) under all Pension Plans of which any Applicable Person or any ERISA Affiliate is a “contributing sponsor” (within the meaning of Section 4001(a)(13) of ERISA) to exceed $100,000, (iv) allow, or permit any of its Subsidiaries to allow, any Plan to incur an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, (v) engage, or permit any of its Subsidiaries or any Plan to engage, in any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) resulting in any material (in the opinion of Agent or the Majority Lenders and considered by itself or together with all other such liabilities of Borrower and all ERISA Affiliates) liability to any Applicable Person or any ERISA Affiliate, (vi) allow, or permit any of its Subsidiary to allow, any Plan to fail to comply with the applicable provisions of ERISA and the Code in any material respect, (vii) fail, or permit any of its Subsidiaries to fail, to make any required contribution to any Multiemployer Plan, or (viii) completely or partially withdraw, or permit any of its Subsidiaries to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material (in the opinion of Agent or the Majority Lenders) withdrawal liability under Title IV of ERISA.  No Loan Party or Subsidiary, other than Borrower and Subsidiaries that are not Portfolio Entities has or shall at any time have any employees.

8.22                           Distributions to Primary Obligors and Borrower.

(a)                                  Each calendar month, Borrower shall (i) cause each Portfolio Entity and each REO Affiliate to distribute to a Primary Obligor, on or prior the Payment Date occurring in such month, the Portfolio Entity Proceeds, and (ii) cause each such Primary Obligor to pay to

Borrower, upon receipt, each such Dividend received by such Primary Obligor under clause (i) above by prepaying the applicable Pledged Note or intercompany receivable and, if no amount then remains outstanding thereunder, by distributing any remaining portion of such distribution as a Dividend (in accordance with Section 8.11) to Borrower.

(b)                                 Borrower shall cause each amount required to be distributed or paid to Borrower or any Primary Obligor pursuant to this Section 8.22 to be distributed or paid to Borrower or such Primary Obligor by deposit or wire transfer directly to the Cash Flow Cash Collateral Account.

8.23                           Capital Expenditures.  Borrower will not make any Capital Expenditures and Borrower will not permit any of its Subsidiaries to make any Capital Expenditures without the prior written consent of the Lenders, except that Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount (excluding the capitalization of insurance premiums) not in excess of $2,000,000, net of any reimbursement for Capital Expenditures made to Regional Rail, LLC, East Penn Railroad LLC or Middletown & New Jersey Railroad, LLC and other Persons owned by the Crestone Portfolio Entities during each fiscal year.

8.24                           Servicing.

(a)                                  Borrower shall ensure that FC Servicing or Minn Servicing is the servicer for each Subsidiary and Portfolio Entity-50% which is a US Person, except as to (a) ABL, which will service all loans originated or acquired by ABL, (b) each Crestone Portfolio Entity, whose assets will be serviced by FirstCity Crestone LLC, and (c) each Person owned by the Crestone Portfolio Entities.

(b)                                 Borrower shall (i) cause FC Servicing to deposit all fee income and all other funds received by it relating to servicing of the RNF Asset Pool and not constituting Servicing Restricted Funds or FH Partners Servicing Fees to the Cash Collateral Account-Servicing upon receipt of each such amount and (ii) cause Minn Servicing to distribute to FC Servicing all fee income and all other funds received by it not constituting Servicing Restricted Funds by wiring all such amounts directly to the Cash Collateral Account-Servicing upon receipt of each such amount.

8.25                           Portfolio Entity Ownership.  In furtherance and not in limitation of Section 8.8(a), Borrower shall ensure that there is no change in the percentage of Equity Interests issued by any Portfolio Entity and owned by any Subsidiary from that reflected on Schedule 10.5(b); provided that Equity Interests in a Portfolio Entity may be sold for a fair market price, the proceeds of which are distributed pursuant to Section 5.3.

8.26                           Activities of Portfolio Entity.  In furtherance and not in limitation of the other restrictions set forth in this Agreement, Borrower shall ensure that no Subsidiary which is a Portfolio Entity and no Portfolio Entity-50% engages in any activity other than owning Asset Pools and shall have no Assets other than such Asset Pools, collections thereon and interests in REO Affiliates of which it is the REO Owner, or the ownership of Incidental Equity Interests, provided that, (i) a Subsidiary or a Portfolio Entity-50% doing business outside the United States may own the type of assets an REO Affiliate would own (if it had an REO Affiliate of which it were the REO Owner); (ii) each REO Affiliate shall be formed in respect of a specific REO Owner and shall not hold assets other than from such REO Owner; (iii) ABL may originate and service SBA Loans in accordance with the SBA Rules and Regulations; and (iv) Crestone Portfolio Entities and any Person owned by Crestone Portfolio Entities may continue to engage in the activities in which they are presently engaging.

Section 9.                                            EVENTS OF DEFAULT.

For the purposes of this Section 9, the terms Primary Obligor, Subsidiary, Loan Party, Related Entity, Portfolio Entity and Portfolio Entity-50% shall not mean or include FLBG2.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

9.1                                 Principal and Interest.  Borrower shall fail to make due and punctual payment of any principal, interest or other amount due hereunder or under any Note or any other Loan Document; provided, that the failure to make any interest payment when due shall not constitute an Event of Default if such interest payment is made within three (3) days of the date when due and Borrower has not been late in making any other interest payment on any Note more than once in the preceding twelve (12) months; or

9.2                                 Representations and Warranties.  Any representation, warranty, statement, report or certificate made or delivered by Borrower or any other Loan Party or any officer, director, manager or authorized employee or agent thereof herein or in any other Loan Document or otherwise in writing by such Person in connection with any of the foregoing or in any certificate, report or other statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect; or

9.3                                 Negative and Certain Other Covenants.  Borrower shall fail to perform or observe, or shall fail to cause (or as to a Portfolio Entity-50% use its commercially reasonable efforts to cause) any Subsidiary, Portfolio Entity-50% or any other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Subsidiary, Portfolio Entity-50%, Loan Party or other Person, as the case may be, pursuant to Section 7.11 or Section 8; or

9.4                                 Other Covenants.  Borrower shall fail to perform or observe, or shall fail to cause Subsidiary, Portfolio Entity, other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Subsidiary, Portfolio Entity, other Loan Party or other Person, as the case may be, pursuant to any of the provisions of this Agreement, including, without limitation, Section 2.3 (other than those referred to in Sections 9.1, 9.2 or 9.3) or any other Loan Document and such default (which shall be capable of cure) shall continue unremedied for a period of thirty (30) days, after the earlier of the date on which (x) Agent or any Lender gives Borrower notice thereof, or (y) Borrower obtains knowledge of such default; or

9.5                                 Other Indebtedness of Borrower.  Any Applicable Indebtedness of Borrower (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default shall occur and be continuing under any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of Borrower in excess of $15,000,000 and, if a cure period is applicable thereto, such default shall not be cured within fifteen (15) days after the occurrence thereof; or

9.6                                 Other Indebtedness of other Loan Parties.

Any Applicable Indebtedness of any Primary Obligor or other Loan Party (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default shall occur and be continuing under any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of such Person in excess of $15,000,000 and, if a cure period is applicable thereto, such default shall not be cured within fifteen (15) days after the occurrence thereof; or

9.7                                 Guaranty.  The breach by FCFC or any Guarantor of any term or provision of, or the occurrence of any default under, any Guaranty or other agreement, instrument or document delivered in connection therewith to which FCFC or such guarantor is a party, which breach or default is in the opinion of Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen (15) days thereafter, if no such time is specified or such time is less than fifteen (15) days; or if any such Guaranty is at any time not in full force and effect; or if FCFC or any Guarantor shall assert that it is not liable with respect to any Guaranty to which it is a party;

9.8                                 Insolvency.  (i) Borrower, any Primary Obligor or any other Loan Party (Borrower and each of the other foregoing Persons other than any Non-Covered Entity being a “Section 9.8 Entity”) shall make an assignment for the benefit of creditors or a composition with creditors; or (ii) any Section 9.8 Entity shall admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator, trustee or custodian of or for it or any of its Assets; or (iii) any application is made by any other Person for the appointment of any receiver, liquidator, trustee or custodian for any Section 9.8 Entity or for any of the Assets of any Section 9.8 Entity; or (iv) any Section 9.8 Entity shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (v) there shall be commenced against any Section 9.8 Entity any such proceeding which shall remain undismissed for a period of sixty (60) days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or (vi) any Section 9.8 Entity shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator, trustee or custodian (other than a custodian under Non-Default Voluntary Custodial Arrangements) of or for it or any of its Assets, or shall suffer any such appointment to exist; or (vii) any Section 9.8 Entity shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or Assets of any Section 9.8 Entity; or (viii) any Section 9.8 Entity shall become insolvent (howsoever such insolvency may be evidenced) or shall be unable to pay its debts as they mature (except that the occurrence of any condition set forth in this clause (viii) with respect to FC Mexico, so long as FC Mexico is paying its debts as they mature, shall not constitute an Event of Default under this Section 9.8 unless the occurrence of any such condition with respect to FC Mexico is an Event of Default under any other clause of this Section 9.8); or

9.9                                 Security Documents.  The breach by Borrower or any other Loan Party of any term or provision of, or the occurrence of any default under, any Security Document or other Loan Document (other than this Agreement) or other agreement, instrument or document delivered in connection therewith to which such Person is a party, which breach or default is in the opinion of Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen days thereafter, if no such time is specified or such time is less than fifteen (15) days; or if any such Security Document or Loan Document is at any time not in full force and effect; or any of the Security Documents shall fail to grant to Agent on behalf of Lender the Liens (if any) intended to be created thereby; or if any Loan Party shall assert that it is not liable with respect to any Security Document to which it is a party; or FCFC or any Primary Obligor shall assert that it is not liable as a guarantor under the Guaranty to which it is party; or

9.10                           Notice of Charge.  Except as expressly permitted pursuant to Section 7.3, if a notice of any Charge is filed of record with respect to all or any of the Assets of Borrower, any Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary (other than any REO Affiliate); or

9.11                           Judgments.

(a)                                  Any final non-appealable judgment for the payment of money in excess of $1,000,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against Borrower or any Primary Obligor and the same shall remain in effect for a period of ten (10) days after entry of such judgment; or

(b)                                 Final judgment for the payment of money in excess of $1,000,000 shall be rendered against Borrower or any Primary Obligor, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings; or

(c)                                  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from Borrower in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the specified currency with other such currency at Agent’s New York branch on the Business Day that is on or immediately following the day on which final judgment is entered.  The obligations of Borrower in respect of any sum due to any Lender or Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or Agent, as the case may be, in the specified currency, Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or Agent, as the case may be, in the specified currency, such Lender or Agent, as the case may be, agrees to remit such excess to Borrower.

9.12                           Stock Issuance or Transfer.  Except as expressly permitted pursuant to the terms hereof, if any Subsidiary or Portfolio Entity-50% issues to (except upon formation of a Person permitted by this Agreement) or transfers to any Person any Stock or other Equity Interests; or

9.13                           ERISA.  Any ERISA Affiliate of Borrower or of any other Applicable Person under Section 8.21 which is not a Subsidiary of Borrower or such Applicable Person shall fail in the performance or observance of any term, provision or agreement with respect to a Plan or Multiemployer Plan set forth in Section 8.21 as if such ERISA Affiliate were a Subsidiary of Borrower or an Applicable Person; or

9.14                           Material Effect Defaults.  To the extent that the same does not constitute an Event of Default under any other provision of this Section 9, a default by Borrower or any Primary Obligor shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower or any Primary Obligor is a party and the effect of such default could reasonably be expected to have a Material Adverse Effect; or

9.15                           Change in Control.  A Change in Control shall occur (for purposes hereof, a “Change in Control” shall mean the occurrence of any of the following events after the date hereof:  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly, or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of Capital Stock of Borrower or of FCFC entitled to vote generally in an election of directors; (ii) Borrower or FCFC is merged with or into another corporation or another corporation is merged with or into Borrower or FCFC with the effect that immediately after such transaction the stockholders of Borrower or FCFC, as the case may be, immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; or (iii) to the extent not otherwise then constituting an Event of Default, all or substantially all of the Assets of Borrower, FCFC or another Primary Obligor are sold to any person or persons (as an entirety in one transaction or a series of related transactions).  In the event that the Borrower or any Affiliate at any time proposes entering into a transaction which, if consummated, would constitute a Change in Control and therefore an Event of Default under this Section 9.15, and seeks from the Agent a consent to such transaction and waiver of such Event of Default, if the Agent, in its sole and absolute discretion, agrees to grant such consent and waiver, the Agent shall not condition such grant on an increase in the Contract Rate.  For the avoidance of doubt, in no event does the immediately preceding sentence obligate the Agent to deliver such consent and waiver, which may be granted only in the Agent’s sole and absolute discretion. For purposes of this Section 9.15, “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person; or

9.16                           Management.  If, without the prior written consent of Lender, a Key Employee ceases to be employed full-time with FC Servicing, Borrower or FC, such occurrence shall be an Event of Default unless FC Servicing, Borrower or FC, as the case may be, employs a replacement officer having the duties of such Key Employee acceptable to Lender in its reasonable discretion within sixty (60) days after such Key Employee ceases to be employed; or

9.17                           Court Orders.  To the extent not otherwise constituting an Event of Default, if Borrower, any Primary Obligor or any other Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business or affairs and such Person consents (by action, inaction or otherwise) to such order or such order remains in effect for a period of thirty (30) days; or

9.18                           Dissolution.  If Borrower, any Primary Obligor or any other Loan Party shall dissolve, fully liquidate or suspend or discontinue its business other than as contemplated by this Agreement; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Agent may (and shall, if instructed in writing by the Majority Lenders) by written notice to Borrower declare the principal of and accrued interest on the Loans of Borrower to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that, if any Event of Default described in Section 9.8 shall occur with respect to Borrower, the result which would otherwise occur only upon the giving of written notice by Agent to Borrower as herein described shall occur automatically, without the giving of any such notice; further provided that notwithstanding the foregoing, Agent and Lenders acknowledge that it is contemplated that the Borrower, Primary Obligors, Loan Parties and Portfolio Entities will be liquidating their assets and that any Primary Obligor, Loan Party or Portfolio Entity may be dissolved or merged into another Primary Obligor, Loan Party or Portfolio Entity upon the liquidation of all assets of any such Person that can reasonably be expected to be collected or sold and that no such action will be a violation of this Section or a Default or Event of Default.

Section 10.                                      GENERAL REPRESENTATIONS AND WARRANTIES AND RELATED COVENANTS.

In order to induce Lenders to enter into this Agreement, to maintain the Loans and to maintain the Letters of Credit, provided for herein, each Loan Party party hereto makes the following representations, covenants and warranties, both as of the Execution Date and (after giving effect to the transactions contemplated hereby to occur on the Effective Date) as of the Effective Date (unless otherwise specified), which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

10.1         Organization.

(a)           Borrower, each Primary Obligor, and FLBG is and at all times hereafter shall be a corporation or limited liability company, as the case may be, duly organized and validly existing and in good standing under the laws of its jurisdiction or organization and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect, including, without limitation, the State of Texas.  Schedule 10.1(a) identifies each jurisdiction in which Borrower has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

(b)           Each Primary Obligor and each Portfolio Entity and each other Loan Party is a corporation or limited liability company or a limited partnership, duly organized and validly existing and in good standing under the laws of the state or foreign jurisdiction of its organization.

(c)           Each Primary Obligor and other Loan Party is and at all times hereafter shall be qualified or licensed to do business and in good standing in all states in which the laws thereof require such Primary Obligor and such other Loan Party to be so qualified and/or licensed.

(d)           Each Portfolio Entity is and at all times hereafter shall be qualified or licensed to do business and in good standing in all states in which the laws thereof require such Portfolio Entity to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect.  Schedule 10.1(d) identifies each jurisdiction in which each Primary Obligor, Portfolio Entity, Related Entity and each other Loan Party has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

(e)           Schedule 10.1(e) lists all Shareholder Agreements to which Borrower, any Subsidiary, any Portfolio Entity-50% or any other holder of any Equity Interest in a Pledged Entity is a party.

10.2         Entity Power.

(a)           Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

(b)           Each Primary Obligor and each other Loan Party has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party.

10.3         Violation of Charter Documents.

(a)           The execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of Borrower, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to Borrower and the breach of which could not have a Material Adverse Effect.

(b)           The execution, delivery and/or performance by each Primary Obligor and other Loan Party of each Loan Document to which it is a party and the consummation of each such Person of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action (as the case may be) and other action by the holders of the Equity Interests thereof and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of such Primary Obligor or such other Loan Party, or contained in any agreement, instrument or document to which such Primary Obligor or such other Loan Party is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to such Primary Obligor and other Loan Party and the breach of which could not have a Material Adverse Effect.

10.4         Enforceability.

(a)           This Agreement and the other Loan Documents to which Borrower is a party are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(b)           Those other Loan Documents to which each other Loan Party is a party are and will be the legal, valid and binding agreements of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

10.5         Ownership.

(a)           Schedule 10.5(a) sets forth all classes of Stock of Borrower, as of December 31, 2010, the shareholders thereof (other than members of the general public), addresses of each shareholder, and number of shares owned by each Shareholder as of such date;

(b)           Schedule 10.5(b) sets forth all classes of Stock and/or other Equity Interests (other than options, warrants and rights to acquire Stock or other Equity Interests) issued by each Primary Obligor, each Portfolio Entity and each Related Entity, the shareholders and other equity holders thereof, and the addresses, number of shares and/or partnership interests owned by each Shareholder or equity holder.

(c)           Schedule  10.5(c) sets forth all options, warrants and other rights to acquire Stock or other Equity Interests of Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof.  Lenders hereby expressly consent to the transfer, issuance or conveyance of Stock and/or other Equity Interests of Borrower in accordance with such options, warrants and rights; provided that the same does not result in a Change of Control.

(d)           All Equity Interests of Borrower, each Primary Obligor, each Portfolio Entity, each Related Entity and each other Loan Party have been duly and validly issued, are fully paid and are non-assessable.

10.6         Fictitious Names.

(a)           Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the Execution Date is set forth on Schedule 10.6 attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 10.6;

(b)           Each of the fictitious names, if any, used by each Primary Obligor, Material Portfolio Entity and any other Loan Party, during the five (5) year period preceding the Execution Date is set forth on Schedule 10.6 attached hereto (as amended from time to time), and none of such fictitious names are registered trademarks or trade names with the U.S. Patent and Trademark Office; provided that, variations on the corporate name of any Primary Obligor, Portfolio Entity or any other Loan Party in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with Lender’s consent and approval.

10.7         Title.

(a)           Schedule 10.7 is a true, accurate and complete list of all Liens relating to the Collateral on the Execution Date and Effective Date.

(b)           Each of First X and First B shall at all times own fee title to its respective holdings of real estate subject to no liens other than the Permitted Liens.

(c)           Borrower, each Primary Obligor, Portfolio Entity and other Loan Party shall at all times have indefeasible and merchantable title to and ownership of all of its Assets except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.8         Financial Warranty.  Except as set forth on Schedule 10.8, Borrower (a) is paying its debts as they mature, (b) owns property which, at a fair valuation, is greater than the sum of its debt, and (c) has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Except as set forth on Schedule 10.8, each Primary Obligor and each Material Portfolio Entity: (i) is paying its respective debts as they mature, (ii) owns property which, at a fair valuation, is greater than the sum of its debt and (iii)

has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

10.9         Proceedings.  Except as set forth on Schedule 10.9, there are no actions or proceedings which are pending or threatened against Borrower, any Primary Obligor, any Material Portfolio Entity or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.  None of the actions or proceedings referred to on Schedule 10.9 could have a Material Adverse Effect.

10.10       Government Contracts.  Except as set forth on Schedule 10.10, neither Borrower nor any Primary Obligor, Material Portfolio Entity or other Loan Party is a party to any government contracts.

10.11       Adequate Licenses.  Borrower, and each Primary Obligor, Portfolio Entity and other Loan Party possesses adequate Assets, licenses, patents, copyrights, trademarks and trade names to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

10.12       Government Permits; Approvals and Consents.

(a)           Except for matters which could not result in a Material Adverse Effect, Borrower and each Primary Obligor, each Portfolio Entity and each other Loan Party has been and is in good standing with respect to and has obtained all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and prior to the Execution Date and to own or lease and operate its properties as now owned or leased by it.  None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Person.

(b)           Except for those consents and other items set forth on Schedule 10.12, neither Borrower nor any Primary Obligor, Material Portfolio Entity or other Loan Party requires the approval, consent, waiver, order, permission, license, authorization, registration or validation of, or filing with or exemption by, any Government Authority or any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the other Loan Documents, including but not limited to the borrowing of any Loans, the pledge of the Collateral, and the payment and performance of all Obligations.  Each Borrower and each other Primary Obligor, Material Portfolio Entity and other Loan Party have received the consents and other items described on Schedule 10.12 and has delivered a copy thereof to Agent, which consents are in full force and effect, unmodified and unamended on the date hereof and on the Execution Date.

10.13       Charge; Restrictions.

(a)           On the Execution Date and on the Effective Date, none of Borrower, any Primary Obligor, any Portfolio Entity or any other Loan Party is a party to (nor are any of such

Person’s Assets otherwise subject to) any contract or agreement or restriction, judgment, decree or order that could have a Material Adverse Effect.

(b)           On the Execution Date and on the Effective Date, none of Borrower, nor any Primary Obligor, Material Portfolio Entity, or any other Loan Party is subject to (nor are any such Person’s Assets otherwise subject to) any Charge (other than Charges owed by First B or First X).

10.14       Compliance with Laws.  Except for matters which could not result in a Material Adverse Effect, neither Borrower nor any Primary Obligor nor any Portfolio Entity nor any other Loan Party is in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect.

10.15       Compliance with Indebtedness Instruments.  Other than those defaults set forth on Schedule 10.15, Borrower is not in default under any Indebtedness Instrument or any other material agreement to which it is a party.  Other than those defaults set forth on Schedule 10.15, no Primary Obligor, Material Portfolio Entity, or any other Loan Party is in default under any Indebtedness Instrument.

10.16       Financials.  The Financial Statements delivered by Borrower, any Primary Obligor, Material Portfolio Entity or any other Loan Party to Agent, fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with GAAP applied on a basis consistently followed in all material respects throughout the periods involved.

10.17       Tax Returns.  Borrower and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority, except for Charges arising at any time after the Effective Date, which Borrower is disputing in accordance with the final sentence of Section 7.3.

10.18       No Material Adverse Change.  Except as set forth in Schedule 10.18, since December 31, 2010, no event or circumstance has occurred that had, has or could reasonably be expected to have a Material Adverse Effect.

10.19       No Indebtedness.  None of Borrower, any Primary Obligor, Portfolio Entity, Wholly-Owned Subsidiary or other Loan Party (i) has any Indebtedness except for Indebtedness described in Schedule 10.19, Schedule 10.20 and Schedule 8.12(a) and except for Indebtedness permitted by this Agreement which (other than in the case of MCS, any Latin American Acquisition Entity  or any European Acquisition Entity) is reflected in the most recent Financial Statements delivered pursuant to 7.1(a) or (b) (except for any such Indebtedness permitted by this Agreement (x) incurred since such most recent Financial Statements were delivered, or (y) constituting unsecured trade payables arising in the ordinary course of business since the dates reflected in the December 31, 2010 Financial Statements that is not Indebtedness for borrowed money or Indebtedness of any REO Affiliate to its REO Parent evidenced by a note payable to such REO Parent and in each case, only to the extent, if any, not required by GAAP to be reflected in Financial Statements) or (ii) has guaranteed any indebtedness or entered into or issued any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) in respect of the obligations of any Person.

10.20       Affiliate Notes.  Attached hereto as Schedule 10.20 is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of Borrower, a Wholly-Owned Subsidiary, a Portfolio Entity or a Related Entity, other than the Pledged Notes and the Excluded Notes.

10.21       No Liability on Lenders or Agent.  None of the execution, delivery and performance by Borrower or any other Loan Party of this Agreement and/or the other Loan Documents will impose on or subject any of the Lenders or the Agent to any liability, whether fixed or contingent, in respect of any Environmental Law, whether relating to the operation of Borrower’s business or otherwise.  None of the Lenders’ or the Agent’s exercise of any of the rights or remedies described in this Agreement or in any of the other Loan Documents shall constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, trade names, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

10.22       Affiliates.  Schedule 10.22 attached hereto is a true, accurate and complete schedule of Borrower’s Affiliates as of the Effective Date, together with a description of Borrower’s relationship to each such Affiliate.

10.23       Real Property; Environmental Issues.  Except as set forth on Schedule 10.23, neither Borrower any Loan Party, any Primary Obligor, any Portfolio Entity or any Related Entity other than First X, First B, FCS Creamer, Ltd., FCS Wood Ltd., and FCS Wildhorse Ltd., FCS Lancaster Ltd., the Crestone Portfolio Entities and Persons owned by the Crestone Portfolio Entities, Brazos River Partnership One, L.P., any REO Affiliate, any Latin American Acquisition Entity or European Acquisition Entity now owns or, in the case of US Persons, leases or at any time in the five (5) years preceding the Execution Date has owned or leased any real property.  Neither Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity, any Immaterial Entity, or any other Loan Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

10.24       Investment Company Act and Public Utility Holding Company Act.  Neither Borrower nor any Primary Obligor nor any other Loan Party or the entering into of any Loan Documents, nor the issuance of the Notes is subject to any of the provisions of the Investment Company Act of 1940, as amended.  Neither Borrower nor any Primary Obligor or any other Loan Party is a “holding company” as defined in the Public Utility Holding Company Act of

1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

10.25       Disclosure.  Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Lender or Agent, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Copies of all documents delivered to Lender and/or Agent pursuant to this Section 10 or any other provision of this Agreement are true, correct and complete copies thereof and include all amendments, restatements, supplements and other modifications thereto and thereof.

10.26       Qualification.

(a)           Solely by reason of (and without regard to any other activities of Lender and/or Agent in any state in which Assets of Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or other Loan Party are located) the entering into and performance of this Agreement, the Notes, the other Loan Documents and the documents, instruments and agreements delivered in connection therewith by Lender and/or Agent will not constitute doing business by Lender and/or Agent in any of such states or result in any liability of Lender and/or Agent for taxes or other governmental charges; and qualification by Lender and/or Agent to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

(b)           No “business activity,” “doing business” or similar report or notice is required to be filed by the Lender and/or Agent in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement or any other Loan Document, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

(c)           SEC Filings.  Borrower has made available to the Agent and Lender each form, registration statement, schedule, report, proxy statement and document required to be filed by FCFC with the SEC since January 1, 2006 (collectively, the “SEC Reports”).  Except as set forth on Schedule 10.26, the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  FCFC is the only Loan Party required to file pursuant to the Exchange Act.  Since January 1, 2006, FCFC has made all filings with the SEC in a timely manner (except as set forth on Schedule 10.26, each of which filing deficiencies was subsequently cured in a manner that brought FCFC into full compliance with law) as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing, which has not been made or filed.

10.27       Federal Reserve Margin Regulations; Use of Proceeds.

(a)           Neither Borrower nor any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or member of the Consolidated Group or Subsidiary of any of the foregoing is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b)           Neither the Loans nor the use of proceeds therefrom will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

10.28       Intellectual Property.  All patents, trademarks, registered copyrights and trade names of Borrower, each Primary Obligor, each Material Portfolio Entity and each other Loan Party are listed in Schedule 10.28 to this Agreement; all of those so listed are in full force and effect.  If any member of the Consolidated Group at any time acquires, establishes, invents or develops any patent, trademark, copyright or trade name that is or becomes material to such Person’s business or operations, it will promptly notify Agent of same and take such action as Agent shall request to grant to Collateral Agent or Agent on behalf of Lender a perfected, first priority security interest in the same.

10.29       Compliance with ERISA.  No Loan Party or Subsidiary, other than FC Servicing or Borrower and Subsidiaries that are not Portfolio Entities has or shall at any time have any employees.  Schedule 10.29 describes the Pension Plans to which Borrower or any ERISA Affiliates may have obligations.  Each Loan Party and each ERISA Affiliate and each Plan and the trusts maintained pursuant to such plans are in compliance in all material respects with the presently applicable provisions of Sections 401 through and including 417 of the Code and of ERISA and (i) no event which constitutes a Reportable Event as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan which is or was covered by Title IV of ERISA, (ii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (iii) no written notice of liability has been received with respect to any Loan Party or any Subsidiary for any “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor has any such prohibited transaction resulting in liability to any Loan Party or ERISA Affiliate occurred.

Neither any Loan Party nor any ERISA Affiliate (i) has incurred any liability to the PBGC (or any successor thereto under ERISA), or to any trustee of a trust established under Section 4049 of ERISA, in connection with any Plan (other than liability for premiums under Section 4007 or ERISA), (ii) has incurred any withdrawal liability under Subtitle E of Title IV of ERISA in connection with any Plan which is a Multiemployer Plan, nor (iii) has contributed or has been obligated to contribute on or after September 26, 1980, to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) which is subject to Title IV of ERISA.

The consummation of the transactions contemplated by this Agreement (i) will not give rise to any liability on behalf of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the PBGC (other than ordinary and usual PBGC premium liability), to the trustee of a trust established pursuant to Section 4049 of ERISA, or to any Multiemployer Plan, and (ii) will not constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

10.30       The Security Documents.

(a)           Each Security Document heretofore delivered grants, and each Security Document hereafter delivered when delivered will grant a Lien in the properties or rights intended to be covered thereby (the “Collateral”) which (i) will constitute a valid and enforceable security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which any Security Document is governed (as applicable, the “UCC”), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC, and (iii) when such Security Documents or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for Permitted Liens, and will provide Agent and Lenders the first priority.  All such action as is necessary in law has been taken, or prior to the Effective Date will have been taken, to establish and perfect the security interest of Agent and Lenders in the Collateral and to entitle Lenders or Agent on behalf of Lenders to exercise the rights and remedies provided in each of the Security Documents and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates.  All filing and other fees and all recording or other tax payable with respect to the recording of any of the Security Documents and UCC financing statements have been paid or provided for.

(b)           In furtherance (and not in limitation) of Section 10.30(a), after giving effect to the Pledge Agreements and Security Agreements listed on Schedule 10.30(b), Borrower and each Primary Obligor will have granted Collateral Agent a Lien of the first priority on (x) each Pledged Note and on each other note, instrument or other evidence of indebtedness, other than any Excluded Note, in which it has any right, title or interest; and (y) each Equity Interest, other than Equity Interests in Excluded Entities, in which it has any right, title or interest, including, without limitation, each Equity Interest issued to it by any Portfolio Entity acquiring any Asset Pool.

10.31       Other Loan Documents.  All representations and warranties contained in the other Loan Documents are true and correct.

10.32       Fee Agreements.  Attached hereto as Schedule 10.32 is a true, accurate and complete schedule, as of the Effective Date, of all Fee Agreements to which Borrower or any Primary Obligor, or Material Portfolio Entity is a party.

10.33       Securitization Agreements.  Attached hereto as Schedule 10.33 is a true, accurate and complete schedule as of the Execution Date of all sales and servicing agreements and similar agreements relating to securitizations to which Borrower, any Primary Obligor or any other Subsidiary of Borrower is a party.

10.34       Immaterial Entities.  Schedule 10.34 lists each Affiliate of Borrower that does not engage in any business and that has assets of with a fair market value of less than $100,000.  The aggregate fair market value of Assets of all entities listed on Schedule 10.34 does not exceed $1,500,000.

10.35       Waterfall Restrictions.  No loan agreement or other borrowing arrangement of any Portfolio Entity contains any provision (x) pursuant to which such agreement or arrangement would cross-default to a loan agreement or other borrowing arrangement of any other Portfolio Entity or to a different loan agreement or other borrowing arrangement of such Portfolio Entity or (y) which would in any way restrict, reduce or prohibit distributions by a Portfolio Entity on account of any event or condition with respect to any Affiliate of such Portfolio Entity or with respect to that Portfolio Entity under any other borrowing or credit arrangement.

10.36       Wholly Owned Subsidiary Interests.  Attached as Schedule 10.36 hereto is a true and complete list, as of the Effective Date, of each Wholly-Owned Subsidiary which owns Equity Interests issued by any other Person other than an REO Affiliate of such Wholly-Owned Subsidiary.

10.37       REO Affiliates.  Attached as Schedule 10.37 hereto is a true and complete list, as of the Effective Date, of each REO Affiliate.

10.38       Material Portfolio Entities.  Attached hereto as Schedule 10.38 is a true and complete list, as of the Effective Date, of each Material Portfolio Entity.

10.39       Subordinated Pledge Agreement.  The Subordinated Pledge Agreement executed contemporaneously herewith grants a Lien in the Released Collateral which is subordinate to the liens securing the indebtedness under the BA Credit Agreement pursuant to the terms of the Intercreditor Agreement and which (i) will constitute a valid and enforceable security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which the Subordinated Pledge Agreement is governed (as applicable, the “UCC”), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC subject to the terms of the Intercreditor Agreement, and (iii) when such Subordinated Pledge Agreement or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for the senior Lien granted pursuant to the BA Credit Agreement and related loan documents, security agreements and filings as contemplated by the BA Credit Agreement and the Intercreditor Agreement.  All such action as is necessary in law has been taken, or prior to the Effective Date will have been taken, to establish and perfect the security interest of Agent and Lenders in the Released Collateral and to entitle Lenders or Agent on behalf of Lenders to exercise, subject to the terms of the Intercreditor Agreement, the rights and remedies provided in the Subordinated Pledge Agreement and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates.  All filing and other fees and all recording or other tax payable with respect to the recording of any of the Subordinated Pledge Agreement and UCC financing statements have been paid or provided for.

Section 11.             AGENT.

11.1         Appointment.  Lender hereby irrevocably appoints Bank of Scotland plc, acting through its New York branch, to act as Agent hereunder and as Collateral Agent, subject to the Collateral Agency Agreement (in such capacity, the “Collateral Agent”), “Assignee” and “Secured Party” (or in any other similar representative capacity designated in any Security Document) under the Security Documents.  Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Note, the Security Documents, the other Loan Documents and any other instruments and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to or required of it by the terms thereof and such other powers as are reasonably incidental thereto; provided that, Agent shall not take any action to realize upon any security interest in any of the Collateral, or release any substantial portion of the Collateral, without the consent of the Majority Lenders.  Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

11.2         Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lender for any action taken or omitted by it under any of the Loan Documents, or in connection therewith unless caused by its or their gross negligence or willful misconduct.  Nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Loan Documents except as expressly set forth therein.  The duties of Agent under the Loan Documents shall be mechanical and administrative in nature and Agent shall not have by reason of its duties under the Loan Documents a fiduciary relationship in respect of Lender.  Agent agrees to deliver promptly to Lender (i) copies of notices received by it pursuant to Sections 7.1, 7.2 and 7.11 of this Agreement, and (ii) copies of all documents required to be delivered hereunder by Borrower to Lender directly but that are not so delivered to Lender (but were delivered to Agent) if Lender notifies Agent that it has not received such document or documents, specifying the same.

11.3         Lack of Reliance.  Independently and without reliance on Agent, Lender to the extent it deems appropriate has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Loan Parties and (iii) its own independent investigation and appraisal of the Collateral; and, except as expressly provided in the Loan Documents, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.  Agent shall not be responsible to Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Loan

Parties or the condition of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Loan Parties or the existence or possible existence of any Event of Default or Default.

11.4         Certain Rights.  If Agent requests instructions from Lender or Majority Lenders with respect to any interpretation, act or action (including failure to act in connection with this Agreement or any of the other Loan Documents) Agent shall be entitled to refrain from such act or taking such actions unless and until it shall have received instructions from Lender or the Majority Lenders, as the case may be; and Agent shall not incur liability to any Person by so refraining.  Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Majority Lenders (as to matters requiring the consent of the Majority Lenders) or all Lenders (as to matters requiring the consent of all Lenders).  Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless, if it requests, it shall first be indemnified to its satisfaction by Lender against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or not taking any such action.

11.5         Reliance.  Agent shall be entitled to rely upon any written notice or any telephone message believed by it to be genuine or correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Loan Documents and its duties thereunder, upon advice of counsel selected by it.

11.6         Indemnification.  To the extent Agent is not reimbursed or indemnified by Borrower, Lenders will reimburse and/or indemnify Agent, in proportion to the aggregate amount of their respective Loans outstanding under this Agreement, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred or sustained by or asserted against Agent, acting pursuant hereto or any of the other Loan Documents in its capacity provided for in this Section 11, in any way relating to or arising out of this Agreement, or any of the other Loan Documents, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  The obligations of Lender under this Section 11.6 shall survive the repayment of the Notes and the Loans and the termination of this Agreement and the other Loan Documents.

11.7         Agent, Individually.  With respect to its obligations under this Agreement, the Loans made by it and any Note issued to or held by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note.  The terms “Lender”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, not exclude Agent in its individual capacity as a Lender or holder of a Note.  Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Loan Parties and their Subsidiaries as if it were not acting pursuant hereto, and may accept fees and other consideration from the Loan Parties and their Subsidiaries for services as Agent in connection with this Agreement and the other Loan Documents and for services otherwise than as Agent without having to account for the same to Lender.

11.8         Holders of Notes.  Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by Agent.  Any request, authority or consent of any Person, who at the time of making such request or of giving such authority or consent is the payee of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

11.9         Resignation.  Agent may resign at any time from the performance of all its functions and duties hereunder and under the other Loan Documents by giving thirty (30) days prior written notice to Borrower and Lender.  Such resignation shall take effect upon the expiration of such 30-day period or upon the earlier appointment of a successor.  Notwithstanding any such resignation, the provisions of Sections 11.6 and 12.3 shall inure also to the benefit of each Agent who has so resigned with respect to the period it served as Agent.  In case of the resignation of Agent, the Majority Lenders, with the prior consent of Borrower, which consent may not be unreasonably withheld, may appoint a successor by a written instrument signed by the Majority Lenders.  Any successor shall execute and deliver to Agent an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of Agent hereunder and with like effect as if originally named as “Agent” herein and therein, and upon request, the predecessor Agent shall take all actions and execute all documents necessary to give effect to the foregoing.  In the event Agent’s resignation becomes effective at a time when no successor has been named, all notices, other communications and payments hereunder required to be given by or to Agent shall be sufficiently given if given by the Majority Lenders (or all Lenders, if the consent of all Lenders is required therefor hereunder) or to Lender, as the case may be.  In such event, all powers specifically delegated to Agent may be exercised by the Majority Lenders and the Majority Lenders shall be entitled to all rights of Agent hereunder.

11.10       Reimbursement.  Without limiting the provisions of Section 11.6, Lenders and Agent hereby agree that Agent shall not be obligated to make available to any Person any sum which Agent is expecting to receive for the account of that Person until Agent has determined that it has received that sum.  Agent may, however, disburse funds prior to determining that the sums which Agent expects to receive have been finally and unconditionally paid to Agent, if Agent wishes to do so.  If and to the extent that Agent does disburse funds and it later becomes apparent that Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom Agent made the funds available shall, on demand from Agent:

(a)           refund Agent the sum paid to that Person; and

(b)           reimburse Agent for the additional amount certified by Agent as being necessary to indemnify Agent against any funding or other cost, loss, expense or liability sustained or incurred by Agent as a result of paying out the sums before receiving it; provided, however, that if such funds were made available to Lender, such additional amount shall be limited to interest on the sum to be repaid, for each day from the date such amount was disbursed until the date repaid to Agent, at (for the first three (3) days) the customary rate set by Agent for correction of errors among banks, and thereafter at the Contract Rate (or, if greater and in respect of a Loan, the rate from time to time prevailing on such Loan).

Section 12.             MISCELLANEOUS.

12.1         Calculations and Financial Data.  Calculations hereunder (including, without limitation, calculations used in determining, or in any certificate of any Loan Party delivered reflecting compliance by any Loan Party with the provisions of this Agreement) shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP, consistent with the audited Financial Statements described in Section 10.16; provided that, for purposes of Section 8.17 no effect shall be given to any change in GAAP from those in effect on December 31, 2010.

12.2         Amendment and Waiver.  Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Majority Lenders (or Agent on their behalf) and, if Borrower is a party thereto, Borrower, except that waivers of provisions relating to a Loan Party’s performance or non-performance of its obligations hereunder or thereunder need not be signed by such Loan Party or any other Loan Party; provided, however, that the written consent of Agent shall also be required to change, waive, discharge or terminate provisions of Section 11 and the written consent of the Issuing Bank shall also be required to change, waive, discharge or terminate provisions of Section 2A; and provided, further, that without the consent of all of Lenders (or Agent on their behalf) no change, waiver, discharge or termination may be made that would increase the amount of any Loans of any Lender, decrease the principal of any Loan; decrease the interest rate payable on any Loan; decrease the amount of any fee; extend the Maturity Date of any Loan; change the definition of “Majority Lenders” or modify this Section 12.2.  Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

12.3         Expenses; Indemnification.

(a)           Whether or not the transactions hereby contemplated shall be consummated, Borrower and FLBG, jointly and severally agree to pay all out-of-pocket costs and expenses of (x) Agent incurred in connection with the preparation, execution, delivery, negotiation administration, filing and recording of, and (y) Agent and Lender incurred in connection with the amendment (including any waiver or consent) or modification of (including any amendment, waiver, consent or modification at any time requested by Borrower, whether or not same is finalized or executed), any failure of Borrower to perform or observe any provision of, and enforcement of or preservation of any rights under, this Agreement, the other Loan Documents, the making and repayment of the Loans, and the payment of all interest and fees, including, without limitation, (A) the fees and expenses of Sullivan & Worcester LLP, counsel for Agent, and any special or local counsel retained by Agent Lenders, and with respect to enforcement, the reasonable fees and expenses of counsel for Agent or any Lender, (B) the reasonable fees and expenses of accountants, other consultants, appraisers and other professionals retained by Agent in connection with the transactions contemplated hereunder, and (C) printing, travel, title insurance, mortgage recording, filing, communication and signing taxes and costs.

(b)           Borrower and FLBG, jointly and severally, agree to pay, and to save Agent and Lenders harmless from (x) all present and future stamp, filing and other similar taxes, fees or charges (including interest and penalties, if any), which may be payable in connection with the Loan Documents or the issuance of the Notes or any modification of any of the foregoing, and (y) all finder’s and broker’s fees in connection with the transactions contemplated by this Agreement or the other Loan Documents.

(c)           Borrower and FLBG, jointly and severally, agree to indemnify, pay and hold harmless Agent, Lender, any Lender Assignee and each holder of a Note and their respective present and future officers, directors, employees and agents (collectively, the “Indemnified Parties”) from and against all liability, losses, damages and expenses (including, without limitation, legal fees and expenses) arising out of, or in any way connected with, or as a result of (i) the execution and delivery of this Agreement or the other Loan Documents or the documents or transactions contemplated hereby and thereby or the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or relating thereto; or (ii) any claim, action, suit, investigation or proceeding (in each case, regardless of whether or not the Indemnified Party is a party thereto or target thereof) in any way relating to Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or Subsidiary of any thereof or any Collateral or any Affiliate of Borrower or any Subsidiary of any such Affiliate or in any way relating to any of the foregoing Persons or any other Loan Party, or any Affiliate of any of the foregoing in respect of this Agreement, any other Loan Documents or any other document or transaction in connection herewith or therewith or relating hereto or thereto; or (iii) any actual or alleged violation by Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity, any Loan Party, any Affiliate of any of the foregoing Persons or any Subsidiary of any of the foregoing Persons (or any predecessor in interest of any of them) of any Environmental Law; provided that, neither FLBG nor Borrower shall be liable to an Indemnified Party for any portion of such liabilities, losses, damages and expenses sustained or incurred as a direct result of the gross negligence or willful misconduct of Agent, Lender or such Indemnified Party.  Lender shall endeavor to give Borrower and FLBG notice of any material claim, action, suit or proceeding (if not restricted by applicable law, regulation or Government Authority from so doing or unless the same would be inconsistent with a request from a Government Authority) referred to in clause (ii) which has been filed against Lender within a reasonable time after the loan officer of Lender with responsibility for this Agreement becomes aware of the same, but no failure to give any such notice shall affect, or relieve Borrower or FLBG of, any of Borrower’s or FLBG’s obligations under this Section 12.3 or under any other provision of this Agreement or any other Loan Document or result in any obligation or liability of Agent or Lender to Borrower or FLBG or any other Person.

(d)           All obligations provided for in this Section 12.3 and Section 11.6 shall survive any termination of this Agreement and the Loans and the payment in full of the Obligations.

12.4         Benefits of Agreement; Descriptive Headings.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of the holders from time to time of the Notes; provided, however, that no Loan Party that is party hereto may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lender and any such purported assignment or transfer shall be void.  In furtherance of the foregoing, each Lender shall be entitled at any time to grant participations in the whole or any part of its rights and/or obligations under this Agreement, the Loan Documents or any Loan or Note to any Person; provided, however, that no Lender Assignee shall be permitted by the terms of its participation agreement with the relevant Lender to require such Lender to take or omit to take any action hereunder except to the extent that if Lender Assignee were a Lender hereunder, its consent to taking or omitting to take such action would be required by the terms of the second proviso of Section 12.2 hereto.  No such participation pursuant to this Section 12.4(a) shall relieve any Lender from its obligations hereunder and Borrower need deal solely with Agent and Lenders with respect to waivers, modifications and consents to this Agreement, the Loan Documents or the Notes.  Any such participant is referred to in this Agreement as a “Lender Assignee”.  Borrower agrees that the provisions of Sections 3.5, 5.4 and 12.3 shall run to the benefit of each Lender Assignee and its participations or interests herein, and any Lender may enforce such provisions on behalf of any such Lender Assignee; provided, however, that if any Lender grants a participation in the whole or any part of its rights and/or obligations pursuant to this Section 12.4(a), then the amounts that Borrower is required to pay pursuant to this Agreement (including, without limitation, additional amounts made pursuant to Section 5.4) shall not exceed the amounts that Borrower would have been required to pay to such Lender pursuant to this Agreement had Lender not granted such participation.  Borrower hereby further agrees that any such Lender Assignee may, to the fullest extent permitted by applicable law, exercise the right of setoff with respect to such participation (and in an amount up to the amount of such participation) as fully as if such Lender Assignee were the direct creditor of Borrower.  Upon the grant of a participation in accordance with the foregoing, Borrower shall execute such documents and do such acts as any Lender may reasonably request to effect such assignment.  Lender may furnish any information concerning the Loan Parties in its possession from time to time to Lender Assignees (including prospective Lender Assignees) and prospective Purchasing Lenders.  Lender shall notify Borrower of any participation granted by it pursuant to this Section 12.4(a) but neither the approval of Borrower nor that of any other Loan Party shall be required for any such participation.  Borrower shall not be responsible for any due diligence costs or legal expenses of such Lender Assignees in connection with their entering into such participation.

(b)           The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           Lender may at any time assign to any other Lender or any affiliate of any Lender, or (subject to obtaining the prior written consent of Borrower (but no other Loan Party), such consent not to be unreasonably withheld) to one or more additional banks or financial institutions (“Purchasing Lenders”), all or any part of its Loans and corresponding Note pursuant to a Transfer Supplement (“Transfer Supplement”), the form and substance satisfactory to Agent; provided, however, that each such assignment shall be for an amount not less than $1,000,000 (or, if Lender’s Loan at the time is less, such amount) and integral multiples of $500,000 above such amount, or such other amount or multiple to which Agent may consent.  Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to Borrower and Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (iv) payment by the Purchasing Lender to Agent of a $3,000 processing fee, and (v) any consent of Borrower required by the first sentence of this Section 12.4(c), such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and thereto with the percentage share of the Loans set forth in Schedule I to such Transfer Supplement, and no further consent or action by Borrower, any other Loan Party, Lenders or Agent shall be required.  Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the percentage of the Notes and Loans (and related rights and obligations) held by the transferor Lender and the Purchasing Lender arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender pursuant to the Transfer Supplement.  Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 12.4(c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender and a new Note or Notes (dated the same date as the Note or Notes being replaced) or, as appropriate, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender, in each case in principal amounts reflecting their  outstanding Loans, as adjusted pursuant to such Transfer Supplement.

(d)           Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless Agent, Borrower or a Lender otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as “Exhibits hereto,” “Exhibits to this Agreement” or words of similar effect shall be deemed to refer to such exhibit as executed by the parties thereto and delivered on the Effective Date.

12.5         Notices, Requests, Demands, etc.  Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three (3) Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto or electronic mail) when sent; in each case addressed as follows, except that notices and communications to Agent pursuant to Section 2 and Section 9 shall not be effective until received by Agent: (i) if to Agent, at the Closing Office, (ii) if to a Lender, at the address specified with its signature below or (if a Purchasing Lender) on the applicable Transfer Supplement, and (iii) if to a Loan Party, at its address specified with its signature below (Attention: President), or to such other addresses as any of the parties hereto may hereafter specify to the others in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received.

12.6         Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE EXTENT LAWFUL TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except (as to any other Loan Document) to the extent specifically set forth otherwise in that Loan Document.

12.7         Counterparts; Telecopies.  This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.  Telecopied signatures hereto and to the other Loan Documents shall be of the same force and effect as an original of a manually signed copy.

12.8         Waiver; Remedies Cumulative; Payment of Claims; Full Recourse.

(a)           No failure or delay on the part of Agent or Lender in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or any Subsidiary thereof and Agent or Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or any Subsidiary thereof in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Agent or Lender to any other or further action in any circumstances without notice or demand.

(b)           The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or Lender would otherwise have pursuant to such documents or at law or equity.

(c)           In furtherance and not in limitation of the other rights and remedies of Agent and the Lender, upon the occurrence of an Event of Default or Default, Agent, in its sole and absolute discretion, without waiving or releasing any covenant, agreement or other obligation of Borrower or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower, or any Primary Obligor, or any Wholly-Owned Subsidiary.  All sums paid by Agent in respect thereof and all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to Agent) relating thereto incurred by Agent or for which Agent becomes obligated on account thereof shall be part of the Obligations payable by Borrower to Agent on demand and any amount not paid on demand shall bear interest at the Past-Due Rate.

(d)           Borrower’s obligations to pay principal, interest, fees and other amounts when due under this Agreement and the other Loan Documents is absolute and unconditional and a full recourse obligation of Borrower, notwithstanding any fact or circumstance and, without limiting the generality of the foregoing, whether or not there are funds available in the Cash Flow Cash Collateral Account for application to any such obligation, provided that funds in the

Cash Flow Cash Collateral Account shall be applied to payment of the Loans as provided in this Agreement.

12.9         Acknowledgement of Consents.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Agent and Lenders hereby acknowledge and agree that any document of consent or waiver referred to on Schedule 12.9 shall remain in full force and effect with respect to this Agreement.

12.10       Recoveries; Pro Rata Sharing.

(a)           Any Recoveries (after deduction and payment of all expenses and costs permitted by this Agreement, the Security Documents or applicable law) shall be applied pro rata against the Loans held by Lenders until satisfaction in full of all amounts due thereunder.

(b)           Lenders agree among themselves that, with respect to all sums received by Lenders applicable to the payment of the principal of or interest on the Notes (except as otherwise provided in Section 3.5, 5.4 or 5.5), equitable adjustment will be made between Lenders so that, in effect, all such sums shall be shared ratably by each of Lenders (in accordance with the outstanding principal amount of their respective applicable Loans) whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross-action or by the enforcement of any or all of the Notes or otherwise.  If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion (except as otherwise provided in Section 3.5, 5.4 or 5.5), then such Lender receiving such excess payment shall purchase for cash from the other Lenders with outstanding Loans to Borrower an interest in their Note or Notes in such amount as shall result in a ratable participation by all of Lenders in the aggregate unpaid amount of applicable Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered by such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrower hereby agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  The foregoing Section 12.10(b) shall in all events be subject to the Subordination Agreement.

12.11       Jurisdiction.  EACH OF BORROWER AND FLBG HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER AND FLBG ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND THE MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT

AGAINST AGENT OR ANY LENDER AND ANY QUESTIONS RELATING TO USURY.  BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.  EACH OF BORROWER AND FLBG HEREBY IRREVOCABLY CONSENTS THAT ALL PROCESS SERVED OR BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT IF SENT BY REGISTERED MAIL, OR (IF PERMITTED BY LAW) BY FEDERAL EXPRESS OR OTHER SIMILAR OVERNIGHT COURIER SERVICE, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE TO THIS AGREEMENT (OR SUCH OTHER ADDRESS AS AGENT IS NOTIFIED OF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.5).  NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

12.12       Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

12.13       Right of Set-off.  In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default Lender is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of such Loan Party against and on account of the obligations and liabilities of such Loan Party now or hereafter existing under any of the Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  Lender exercising any rights granted under this Section 12.13 shall thereafter notify the affected Loan Party and Agent of such action; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

12.14       No Third Party Beneficiaries.  This Agreement is solely for the benefit of Agent and Lender and Borrower and the respective successors and assigns of Agent and Lender and nothing contained herein shall be deemed to confer upon anyone other than Borrower any right to insist on or to enforce the performance or observance of any of the obligations of Agent or Lender contained herein.  All conditions to the obligations of Lender to make Loans hereunder are imposed solely and exclusively for the benefit of Lender and their respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

12.15       Survival; Integration.

(a)           Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Loans together with interest thereon, the fees and compensation of Agent, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

(b)           This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes  all prior agreements, written or oral, on the subject matter hereof and thereof.  In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that, the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

12.16       Domicile of Loans.  Any Lender may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of such Lender.

12.17       No Usury.  It is expressly stipulated and agreed to be the intent of Agent, Lender and Borrower to comply at all times with applicable usury laws.  If at any time such laws would ever render usurious any amount called for under any of the Loan Documents, then it is the express intention of the parties hereto that such excess amount be immediately credited on the applicable Notes, or if the applicable Notes have been fully paid, refunded by Lenders (pro rata in accordance with their respective principal amount of the affected Loans), to Borrower (and Borrower shall accept such refund) and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery to the fullest amount otherwise called for hereunder and thereunder.  Any such crediting or refunding shall not cure or waive any default by Borrower under the Loan Documents.  If at any time following any such reduction to the interest rate payable by Borrower there remains unpaid any principal amounts under the Notes and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable to Lender shall be readjusted, to the full extent permitted by applicable law, so that the total amount of interest thereunder payable by Borrower to Lender shall be equal to the amount of interest which would have been paid by Borrower without giving effect to applicable usury laws.  Borrower agrees, however, that in determining whether or not any interest payable under the Notes or any of the other Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Notes or such other Loan Documents to be “interest”), including fees and commissions and all other sums payable hereunder or thereunder or in connection herewith or therewith, shall be deemed, to the full extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

12.18       Waiver of Jury Trial.  EACH OF BORROWER, FLBG, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, ANY PARTNER THEREOF, ANY OTHER LOAN PARTY, AGENT OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.19       Waiver by Borrower.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, EACH OF BORROWER AND FLBG WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY OF LENDERS AND/OR AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT’S TAKING POSSESSION OR CONTROL OF, OR TO  REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY OF LENDERS AND/OR AGENT TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

12.20       Waiver of Marshaling.  All rights of marshaling of Assets of Borrower, including any such right with respect to the Collateral, are hereby waived by Borrower.

12.21       Waiver of Claims; Release by Borrower.

(a)           Each of Borrower and FLBG releases Lender and Agent from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of Lender and/or Agent, their respective officers, agents or employees, except, in the case of Lender or Agent, the willful misconduct or gross negligence of Lender or Agent (as the case may be).

(b)           Each of Borrower and FLBG hereby acknowledges, agrees and affirms, as of the Execution Date and as of the Effective Date, that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement, any other Loan Document or any amendments thereto, or any of the Existing Credit Agreements, as amended, or documents delivered pursuant thereto (collectively, the “Claims”), nor does Borrower and FLBG now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any other Loan Document, as may have been amended by the amendments thereto, or any of the Existing Credit Agreements, as amended, or documents delivered pursuant thereto, each of Borrower and FLBG hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

12.22       Confidentiality.  Agent and Lender, severally and with respect to itself only, covenants and agrees that any information obtained by Agent or Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to Agent hereunder may in all cases be distributed by Agent to Lender) except that Agent or Lender may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through Agent or Lender, (iii) to the extent such information was available to Agent or such Lender in a capacity other than Agent or Lender hereunder or on a nonconfidential basis prior to its disclosure to Agent or such Lender hereunder, (iv) with the consent of Borrower, (v) to actual or prospective Lender Assignees or Purchasing Lenders or (vi) to the extent Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Government Authority to disclose such information.

Section 13.             FINAL AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 14.             NON-COVERED ENTITIES.

Notwithstanding any other provision of this Agreement, no provision of this Agreement shall be applicable to FC Investment Holdings Corporation, FC Diversified Holdings LLC, FC Highway 6 Holdings LLC, FC Imperial Holdings LLC, VFC Partners 4 LLC, VFC Partners 5 LLC, VFC Partners 6 LLC, VFC Partners 7 LLC, VFC Partners 8 LLC, VFC Partners 9 LLC, VFC Partners 10 LLC, VFC Partners 11 LLC, VFC Partners 12 LLC, VFC Partners 13 LLC, VFC Partners 14 LLC, VFC Partners 15 LLC, VFC Partners 16 LLC, FC Capital, or, until the Coverage Date, FH Partners (except as to Sections 2.1(d), 6.19 and 7.2(a)(vi) which provisions will be applicable prior to the Coverage Date) or any of their subsidiaries or other entities in which such Persons own any equity interest and no such Person (other than FH Partners after the Coverage Date) shall be a Primary Obligor, Subsidiary, Loan Party, Portfolio Entity, Portfolio Entity-50%, Affiliate, Associate, Guarantor, Immaterial Entity, Parent, Pledged Entity, Related Entity or Wholly-Owned Subsidiary for any purpose of this Agreement.  In addition, this Agreement shall not be applicable or refer to FirstCity Financial Corporation or FC Servicing except to the extent expressly provided herein by reference to FirstCity Financial Corporation or FCFC, in the former case, and FirstCity Servicing Corporation or FC Servicing, in the latter case.  In addition, this Agreement shall not be applicable or refer to FLBG2 Holdings LLC and no action, failure to act, omission or status of FLBG2 shall be the basis for any Default or Event of Default under this Agreement, nor shall FLBG2 be a Primary Obligor, Subsidiary, Loan Party, Portfolio Entity, Portfolio Entity-50%, Affiliate, Associate, Guarantor, Immaterial Entity, Parent, Pledged Entity, Related Entity or Wholly-Owned Subsidiary for any purpose of this Agreement.  FLBG2 will be responsible for complying with (i) its obligations under the FLBG2 Guaranty and the Amended and Restated Security Agreement (Multiparty) executed in connection with this Agreement and (ii) its obligations with respect to the FLBG2 Loans and the loan documents and security documents executed in connection with the FLBG2 Loans, but no failure on the part of FLBG2 to comply with any of such obligations shall be the basis for or cause any Default or Event of Default under this Agreement.

Section 15.             USA PATRIOT ACT NOTICE.

Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FIRSTCITY COMMERCIAL CORPORATION
a Texas corporation, as Borrower

By:
Title:

6400 Imperial Drive (delivery only)
Waco, Texas 76710

P.O. Box 8216 (mail)
Waco, Texas 76714-8216

254-761-2953 (telecopier)
jholmes@fcfc.com (electronic mail)

FLBG CORPORATION
a Texas corporation, as Guarantor

By:
Title:

6400 Imperial Drive (delivery only)
Waco, Texas 76710

P.O. Box 8216 (mail)
Waco, Texas 76714-8216

254-761-2953 (telecopier)
jholmes@fcfc.com (electronic mail)

[signature page to Reducing Note Facility Agreement]

BANK OF SCOTLAND PLC, acting through its New York branch, individually as Lender and as Collateral Agent and Agent

By:
Title:

1095 Avenue of the Americas
35th Floor
New York, New York 10036
212-682-0764 (telecopier)
(adrian.Knowles@lbusa.com)

FACILITY A	ANNEX I

DEFINITIONS

As used in the Amended and Restated Reducing Note Facility Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Agreement or in such other document herein referenced:

“ABL” shall mean American Business Lending, Inc., a Texas corporation.

“ABL Capital Note” shall mean that certain Promissory Note by ABL to the order of Borrower, dated December 15, 2006, in the maximum principal amount of $4,000,000.

“ABL Facility” shall mean that certain Loan Agreement between ABL and Wells Fargo Foothill, LLC, dated as of December 15, 2006, together with the “Loan Documents” as therein defined, as the same may be amended, restated or otherwise modified from time to time with the prior written consent of the Lenders.

“Adverse Waterfall Event” shall mean with respect to any Portfolio Entity owning more than one Asset Pool or Assets in addition to those contained in its initial Asset Pool, that any lender to such Portfolio Entity has for any reason diverted (whether to make up for a shortfall with respect to any other pool or asset or otherwise) any portion of collections from any Asset Pool of such Portfolio Entity to a different  asset or asset pool (or waterfall with respect thereto) of such Portfolio Entity or otherwise subsidized any other such asset or asset pool with collections from any Asset Pool or otherwise restricted distributions from, or reduced waterfall amounts arising from, collections of any Asset Pool on account of any condition or occurrence other than a condition or occurrence arising directly from such Asset Pool.

“Affiliate” shall mean any Person, other than a Non-Covered Entity, (i) in which Borrower and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, have an equity or other ownership interest equal to or in excess of twenty—five percent (25%) of the total equity of or other ownership interests in such Person, and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with either or both Borrowers and/or (iii) which is an officer or director of either Borrower or any Primary Obligor.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest).

“Agent” — introductory paragraph.

“Aggregate Net Present Equity Value” shall mean the sum of the Net Present Equity Value of each Portfolio Entity.

“Aggregate Undistributed Funds” shall mean, on any date of determination, the sum of the amounts determined by multiplying (i) the FC Percentage of each Portfolio Entity, times (ii) the amount of funds held by such Portfolio Entity (which for purposes of this definition shall include the operating funds of the general partner of any limited partnership which is the Portfolio Entity) which are not (w) held in a lockbox account, nor (x) held by such Portfolio Entity for the payment (a) of indebtedness to a Permitted Portfolio Company Creditor of such Portfolio Entity due within the next 30 days or (b) Portfolio Protection Expenses, nor (y) retained by a Portfolio Company Creditor thereof pursuant to a covenant under a loan agreement between such creditor and such Portfolio Entity as in effect on the Execution Date, of which Agent has been given written notice, nor (z) held by ABL.

“Agreement” or “Loan Agreement” shall mean this Reducing Note Facility Agreement, as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

“Applicable Indebtedness” of any Person shall mean all Indebtedness of such Person other than trade payables incurred in the ordinary course of business which are not evidenced by an Indebtedness Instrument.

“Applicable Person” — Section 8.21.

“Approved Portfolio Leverage Arrangement” shall mean (i) each borrowing arrangement between a Portfolio Entity and a financial institution existing as of the Effective Date, (ii) each future borrowing arrangement between a Portfolio Entity and a financial institution on terms and conditions reasonably satisfactory to Agent (as indicated in writing by Agent), and (iii) the borrowing arrangement between FH Partners and BA pursuant to the BA Credit Agreement. Without limiting the scope of Agent’s discretion pursuant to the preceding sentence, (i) no borrowing arrangement shall be deemed an Approved Portfolio Leverage Arrangement if such arrangement cross—defaults to a credit arrangement of any other Portfolio Entity or contains any provisions which would in any way restrict, reduce or prohibit distributions by a Portfolio Entity on account of any event or condition with respect to any Affiliate of such Portfolio Entity; and (ii) references herein to an Approved Portfolio Leverage Arrangement shall be limited to such borrowing arrangements governed by the terms of the loan agreement and other documents in the form delivered to Agent at the time such arrangements were approved by Agent, as amended, supplemented or otherwise modified with the written consent of Agent.

“Asset” shall mean any real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment , general intangibles, inventory, leases, options, licenses, real property, and Equity Interests issued by any other Person whether now existing or hereafter acquired or arising.

“Asset Pool” shall mean (x) in connection with the acquisition thereof by an Eligible Portfolio Entity or the origination of an Asset by a Crestone Portfolio Entity, a portfolio of loans or one or more Assets described in an Asset Pool Acquisition Certificate, and (y) in all other contexts, all Assets of a Portfolio Entity.

“Asset Pool Acquisition Certificate” shall mean a certificate from an Executive Officer of Borrower in the form of Exhibit C to the Agreement, to which is attached (as contemplated by the form of such certificate) the asset purchase agreement relating to the Assets proposed to be purchased, and, if not previously provided to Agent or if amended, restated or otherwise modified since previously provided, the Charter Documents for the purchasing Portfolio Entity and any Shareholders Agreement entered into or proposed to be entered into by the holders of the Equity Interests of such Portfolio Entity.

“Associate”, when used to indicate a relationship with a Person, shall mean (i) another Person (other than a Loan Party or a Subsidiary thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person or an immediate member of his family serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.  “Associate” shall not include any Non-Covered Entity.

“Auditors” shall mean KPMG LLP or other independent certified public accountants of recognized standing selected by Borrowers and FLBG and satisfactory to Agent.

“BA” — Recitals.

“BA Asset Pool” shall mean all Assets of any Person securing the BA Loan.

“BA Asset Pool Proceeds” shall mean with respect to any BA Asset Pool securing the BA Loan, the gross aggregate amount received by FH Partners on account of the Assets comprising such BA Asset Pool or collateral therefor.

“BA Credit Agreement” — Recitals.

“BA Loan” shall mean the loan under and all obligations owing by FH Partners under the BA Credit Agreement.

“BA Loan Repayment Date” shall mean the date on which the BA Loan is paid in full.

“BA LTV Ratio” shall mean a ratio determined by dividing (1) the outstanding principal balance of the loans under the BA Credit Agreement, by (2) the net present value of all reasonably projected future collections from the assets owned by FH Partners reduced by reasonable and necessary collection expenses related to those assets and discounted using the “ASR NPV” discount rate assignments used by FC Servicing with respect to its servicing of those Assets under the terms of the BA Credit Agreement.

“Basel Laws” — Section 3.5.

“Borrower” — introductory paragraph.

“Borrower Pledge Agreements” shall mean (i) the Pledge Agreement, dated as of the date hereof, by and between FC Commercial and Collateral Agent and (ii) the Subordinated Pledge Agreement.

“BoS (USA)” — Recitals.

“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York,  the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or a day on which banking institutions chartered by the State of New

York, the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means any such Business Day which is also a day on which deposits in Dollars and Euros may be dealt in on the London interbank market.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all purchases of property, plant and equipment, and including all such expenditures with respect to fixed or capital Assets (including, without limitation, expenditures for maintenance and repairs which  should be capitalized in accordance with GAAP) and the amount of obligations under Capitalized Leases incurred by such Person.

“Capital Stock” — Section 9.15.

“Capitalized Lease” shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and “Capitalized Lease Obligation” of any Person at any time shall mean the aggregate amount of rental expenses which is, or is required under GAAP to be, capitalized on the books of such Person under Capitalized Leases.

“Cash Collateral Account-Servicing” shall mean shall mean the account at the Depositary specified in the Cash Collateral Agreement-Servicing and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified in a cash collateral agreement (in form and substance satisfactory to Agent) between FC Servicing and Collateral Agent and related letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

“Cash Flow” — Section 5.3(a).

“Cash Flow Cash Collateral Account” and “CFCCA” shall mean the account at the Depositary specified by account number in the Cash Collateral Agreement and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified by account number in a cash collateral agreement (in form and substance satisfactory to Agent) between Borrower and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

“CFO”, as to any Loan Party shall mean such Loan Party’s chief financial officer.

“Change in Control” — Section 9.15.

“Charges” shall mean all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Obligations, a Person’s Assets, a Person’s business, a Person’s ownership and/or use of any of its Assets, a Person’s income and/or gross receipts and/or a Person’s ownership and/or use of any of its Assets.

“Charter Document” shall mean (i) with respect to a corporation: its certificate or articles of incorporation or association and its by—laws or comparable documents under non—US laws;

(ii) with respect to a partnership: its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust: its trust agreement or declaration of trust; and (iv) with respect to a limited liability company: its certificate of formation and operating agreement or analogous documents; in each case, with such other similar documents as Agent shall request or specify.

“Claims” — Section 12.21(b).

“Closing Checklist” shall mean the Closing Checklist in the form of Schedule 6.11 to the Agreement.

“Closing Office” shall mean the office of Agent at 1095 Avenue of the Americas, New York, New York 10036 or such other office as may be designated in writing to Borrower by Agent.

“Closing Office Time” shall mean the local time in effect at the Closing Office.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Cold Back-up Servicer” shall mean (1) an entity engaged principally in providing data collection in connection with servicing loan portfolios and other investment vehicles or (2) a banking institution.

“Cold Back-up Servicing Agreement” — Section 7.20.

“Collateral” — Section 10.30.

“Collateral Agency Agreement” shall mean that certain Collateral Agency Agreement, dated as of the date hereof, between Agent, Collateral Agent, Lender and Borrower.

“Collateral Agent” shall mean Agent in its capacity as agent under one or more of the Security Documents and its successor and assigns (Agent, in such capacity, being sometimes referred to herein and in other Loan Documents as the “Collateral Agent” is such capacity he is only referred to as the Collateral Agent and sometimes as the “Agent”).

“Collateral Assignment of Contract” — shall mean the Collateral Assignment of Contract, dated as of the date hereof, made by FC Servicing to Collateral Agent.

“Consolidated Group” shall mean FC Commercial and its consolidated Subsidiaries.

“Contract Rate” — Section 3.1.

“Coverage Date” shall mean the earlier of (i) the BA Loan Repayment Date or (ii) the date on which the Lenders, or either of them, acquire the BA Loan.

“Crestone Facility” shall mean a $32 million line of credit provided by FirstCity Denver Investment Corp. to Crestone Portfolio Entities used for the acquisition and origination of Assets and payment of expenses related to those Assets which is secured by a first priority lien on all assets of the Crestone Portfolio Entities and a $2 million line of credit to be provided by

FirstCity Denver Investment Corp. to FirstCity Crestone LLC to be used exclusively for working capital purposes.

“Crestone Notes” shall mean the promissory notes issued from time to time under the Crestone Facility, as the same may be amended, restated or otherwise modified from time to time with the prior written consent of the Lenders.

“Crestone Portfolio Entity” shall mean FC Crestone 07 Corp., FC Crestone Colorado 07 LLC, FC Crestone 08 Corp., FC Crestone 09 Corp., FC Crestone 2009 Corp. and FC Crestone 2010 Corp.

“Default” shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

“Disbursement” — Section 2A.4(b).

“Disbursement Date” — Section 2A.4(a).

“Disclosure Restriction” — Section 7.1 (m).

“Dividend” — Section 8.11.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Euros, the equivalent in Dollars of such amount, determined by Agent using the Exchange Rate then in effect.

“Dollars”, “$” and “U.S. dollars” shall mean the lawful currency of the United States of America.

“Effective Date” — Section 6.

“Eligible Asset Pool” shall mean an Asset Pool, held by a Portfolio Entity from an Eligible Seller for an all cash purchase price, which (unless Agent in its discretion otherwise consents in writing) conforms in every respect with the requirements of Exhibit D to the Agreement.

“Eligible Portfolio Entity” shall mean a partnership, corporation, trust, or limited liability company or, if not formed in the United States, a similar foreign organized entity which is a Portfolio Entity of which (i) if such Portfolio Entity is a US Person, not less than 50% of each class of Equity Interests is owned directly or indirectly by Borrower or a Primary Obligor, (ii) no Equity Interests thereof owned directly or indirectly by Borrower or a Primary Obligor are pledged to any Person other than Agent, for the benefit of the Lenders, provided that the Equity Interests of a Crestone Portfolio Entity may be pledged to secure the Crestone Facility, so long as the Crestone Notes and documents securing the Crestone Facility are assigned to Agent to secure the obligations of Borrower herein, (iii) the Charter Documents and Shareholder Agreements result in Permitted Shareholder Arrangements, (iv) which has no Indebtedness other than Indebtedness under an Indebtedness Instrument (a) pursuant to Approved Portfolio Leverage Arrangements, or with respect to ABL, the ABL Facility, (b) incurred to pay development expenses related to real estate, or (c) loaned to it by the owners of the Equity Interests of the Portfolio Entity to pay Property Improvement Expenses, and (vi) in respect of which no Disclosure Restriction exists.

“Environmental Laws” shall mean all laws, common law, statutes, rules and regulations, and all judgments, decrees, franchises, orders or permits, issued, promulgated, approved or entered thereunder by any Government Authority relating to pollution or protection of the environment or occupational health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened releases of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum—derived substance or waste, or any constituent of any such pollutant material, substance or waste, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum—derived substance or waste.

“Equity Interests” shall mean any equity interests issued by any Person, including, without limitation, Stock (including, without limitation, common stock and preferred stock), partnership interests or limited liability company interests, any other securities convertible into, or exercisable for, any of the foregoing or other securities of such Person, and options and warrants or other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any Person which is from time to time a member of a controlled group or a group under common control with any Loan Party within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(14) of ERISA.

“Euro” and “E” shall mean the lawful currency of the European Monetary Union.

“European Acquisition Entity” shall mean a Foreign Portfolio Entity which has acquired Assets that originated in Europe.

“Event of Default” shall mean each of the Events of Default defined in Section 9.

“Exchange Act” — Section 9.15.

“Exchange Rate” shall mean with respect to Euros on a particular date, the rate at which Euros may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to Euros two Business Days prior to such date as reasonably determined by Agent.  In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Agent and Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to Agent’s spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect to Euros are then being conducted, at or about noon, local time, two Business Days prior to such date for the purchase of Dollars with Euros, for delivery on a spot basis; provided, however, that if at the time of such determination, for any reason, no such rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Entities” shall mean each Person listed on Schedule I—(EE).

“Excluded Notes” shall mean those notes listed on Schedule I—(EN).

“Execution Date” shall mean the date on which all parties to this Agreement shall have signed a copy this Agreement (whether the same or different copies) and shall have delivered the same to Agent.

“Executive Officer” shall mean the President of Borrower, the CFO of Borrower or any Senior Vice President of Borrower.

“Existing Credit Agreements” — Recitals.

“FC Capital” shall mean FC Capital Corp., a New York corporation.

“FC Commercial” shall mean FirstCity Commercial Corporation, a Texas corporation.

“FC Commercial Protective Advance Account” shall mean an account maintained by FC Commercial for deposit of funds to be used for payment of Portfolio Protection Expenses of the Portfolio Entities.

“FC Mexico” shall mean FirstCity Mexico, Inc., a Texas corporation.

“FC Percentage” (x) with respect to any Portfolio Entity or any other Person shall mean the percentage of outstanding shares of stock, limited liability company interests or partnership interests (or, in the case of a non-US entity, similar equity interests) of such Portfolio Entity or Person owned directly or indirectly by FLBG or FC Servicing, (y) with respect to any Asset Pool or any Asset owned by an Portfolio Entity, the FC Percentage with respect to such Portfolio Entity, and (z) with respect to any Asset Pool or any Asset owned by any REO Affiliate, the FC Percentage of the Portfolio Entity which is the parent of the REO Affiliate.

“FC Holdings Real Property Financing Loans” shall mean the FCS Lancaster Loan.

“FC Servicing” shall mean FirstCity Servicing, Inc., a Texas corporation.

“FCFC” — Recitals.

“FCFC Guaranty” shall mean the Guaranty dated as of the date hereof by FCFC in favor of the Lenders.

“FCI Distribution Account” shall mean account number FR76 3000 4008 1800 0121 9939 227 maintained by FCI at BNP Paribas for deposit of Portfolio Entity Proceeds of European Acquisition Entities and any distributions from MCS.

“FCIH” shall mean FC Investment Holdings Corporation, a Texas corporation.

“FCS Lancaster Loan” shall mean that certain loan in an original principal amount not in excess of $2,200,000.00 made by FC Holdings to FCS Lancaster, Ltd. on or about December 29, 2005.

“Fee Agreements” shall mean any partnership agreement, management agreement, consulting agreement, or other agreement pursuant to which Borrower, any Primary Obligor or any Related Entity is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person.  Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

“FH Partners” — Recitals.

“FH Partners Available Cash Leak-Through” shall mean the cash available to FH Partners on a monthly basis under §5.2.1(j) or 5.2.2(b) of the BA Credit Agreement.

“FH Partners Release” shall mean the Release Agreement dated as of the date hereof by the Lenders in favor of FH Partners as to its obligations in respect of the Loans and as to the Released Collateral.

“FH Partners Servicing Fees” shall mean servicing fees payable to FC Servicing for servicing of assets of FH Partners pursuant to the terms of the servicing agreement entered into between FH Partners and FC Servicing in connection with the BA Credit Agreement in an amount equal to five percent (5%) of the collections and proceeds from the assets of FH Partners.

“FH Partners Subordinated Guaranty” shall mean the Subordinated Guaranty dated as of the date hereof by FH Partners in favor of the Lenders.

“Financial Statements” shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders’ (or partners’ or members) equity of such Person.

“First B” shall mean First B Realty L.P., a Texas limited partnership.

“First X” shall mean First X Realty L.P., a Texas limited partnership.

“Fiscal Year” shall mean each January 1 to December 31 period.  “Fiscal Year” followed by a year means the Fiscal Year with its Fiscal Year—End in such calendar year.

“FLBG” — Introductory paragraph.

“FLBG2” — Recitals.

“FLBG2 Claims” — Section 2.1(i).

“FLBG2 Collateral” — Recitals.

“FLBG2 Guaranty” shall mean the Guaranty dated as of the date hereof by FLBG2 in favor of the Lenders.

“FLBG2 Loans” — Recitals.

“FLBG2 Pledge Agreement” shall mean the Pledge Agreement dated as of the date hereof between FLBG2, as pledgor, and the Agent.

“Foreign Portfolio Entity” shall mean a Portfolio Entity domiciled in or with a principal place of business in a country other than the United States or which has acquired Assets located outside of the United States.

“GAAP” shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity) in the United States provided, that when with respect to a Person which is not a US Person, GAAP shall mean the equivalent in such Person’s jurisdiction of organization.

“Government Authority” shall mean any nation or government, any state or political subdivision thereof, any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any of the foregoing or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean each Primary Obligor and any other Person which is a guarantor under any Guaranty other than FCFC, FLBG2 or, prior to the Coverage Date, FH Partners.  “Guarantor” shall not include any Non-Covered Entity.

“Guaranty” shall mean any one or more of the guaranties delivered pursuant to Section 6 and each other guaranty agreement delivered in respect of the Obligations, as each such agreement may be amended, extended, restated, supplemented or otherwise modified.

“Guaranty Equivalent” shall mean any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than (i) by endorsements of instruments in the ordinary course of business or (ii) indemnification of sellers of assets related to breaches of confidential agreements and obligations related to performance of purchase and sale agreements in the conduct of the Asset acquisition business.  Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non—delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

“Immaterial Entity” shall mean each Person listed on Schedule 10.34; provided, that if any such Person engages in business or has assets with an aggregate fair market value of $100,000 or more, such Person shall cease to constitute an Immaterial Entity.  “Immaterial Entity” shall not include any Non-Covered Entity.

“Incidental Equity Interests” shall mean Equity Interests in a Person acquired by a Portfolio Entity or Related Entity in settlement of collection of an asset in the portfolio of such Portfolio Entity or Related Entity if such Equity Interests so acquired (i) constitute Equity Interests in a Person engaged in a business unrelated to the business of the Consolidated Group and such Person is not Borrower or an Affiliate of Borrower or a Person in which or in an Affiliate of which any other Equity Interest is owned by Borrower, any Primary Obligor or any Related Entity at the time such Equity Interest is so acquired; and (ii) have a value of less than $500,000.

“Indebtedness” shall mean, with respect to any Person (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures,  notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a project financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any “employee benefit plan” or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a “multiemployer plan”, as such terms are defined under the Employee Retirement Income Security Act of 1974.

“Indebtedness Instrument” shall mean any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, Guaranty Equivalent, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies.  Indebtedness Instruments shall include, but not be limited to the Loan Documents.

“Indemnified Party” — Section 12.3(c).

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the date hereof among BA, the Lenders, Borrower and FH Partners.

“Issuer” shall mean the Bank of Scotland in its capacity as a Lender hereunder and not in its capacity as Agent.  References to the Lenders in this Agreement and the other Loan Documents (when used to refer to Bank of Scotland) shall (without duplication) include such Lender as Issuer.

“ITSA Agreement” — Section 6.16.

“Key Employee” shall mean James Sartain, James Holmes and James Moore, or any Person who the Lenders may hereafter approve as a replacement for any such Person or prior replacement from time to time as Key Employees; at no time shall there be more than three (3) Key Employees.

“Latin American Acquisition Entity” shall mean a Foreign Portfolio Entity which has acquired Assets that originated in a Latin American country.

“LC Obligations” shall mean the aggregate amount (without duplication) of all LC Outstandings.

“LC Outstandings” shall mean the aggregate Stated Amount (as reduced from time to time) of all Letters of Credit issued hereunder and outstanding at any point in time.

“Legal Requirements” shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.

“Lender Assignee” — Section 12.4(a).

“Lenders” — introductory paragraph.

“Letter of Credit” shall mean a letter of credit issued pursuant to Section 2A.1.

“Letter of Credit Fee”  — Section 2A.3(a).

“Lien” shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any assignment or lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (or any similar or  comparable law of any jurisdiction that has not enacted the Uniform Commercial Code).

“Loan Documents” shall mean, individually and collectively, this Agreement, the Notes, the Letters of Credit, the Guaranties, the Pledge Agreements, the Security Agreements, the other Security Documents and all other instruments and agreements heretofore or from time to time hereafter executed by or on behalf of Borrowers, any Primary Obligor, any Related Entity or any other Loan Party in connection herewith or therewith, in each case as amended, extended, restated, supplemented or otherwise modified from time to time.  Without limiting the generality of the foregoing, each amendment to (or constituting part of) this Agreement or any other Loan Document and each instrument and agreement (including, without limitation, consents or waivers, but excluding any amendment, consent or waiver executed prior to the Effective Date) executed in connection with any Loan Document shall be deemed to be a Loan Document for all purposes of the Agreement and the other Loan Documents.

“Loan Party” shall mean, individually and collectively, Borrowers, each Primary Obligor and each other Person, which has executed any Security Document as a pledgor or grantor of collateral thereunder.  “Loan Party” shall not include any Non-Covered Entity.

“Loan(s)” — Recitals.

“Majority Lenders” as of a particular date shall mean the holders of at least 51% of the aggregate unpaid principal amount of all Loans at the particular time outstanding.

“Management Letter” shall mean any correspondence or report submitted by the Auditors to a Loan Party’s chief executive officer, its Board of Directors or any committee thereof containing comments and suggestions concerning a Loan Party’s accounting procedures and systems based upon the work done by the Auditors during their annual or other audit.

“Management Fee” shall mean (1) ten percent (10%) of the RNF Asset Pool Proceeds plus (2) until the BA Loan Repayment Date, five percent (5%) of the BA Asset Pool Proceeds (such 5% referred to as the “Deferred Management Fee”) from funds released to FH Partners under the BA Credit Agreement (the “BA Leak-Through”) and distributed to the Borrower by FH Partners, and after the BA Loan Repayment Date, ten percent (10%) of the BA Asset Pool Proceeds.  Any shortfall in the Deferred Management Fee shall accumulate and be paid out of the BA Leak-Through until such shortfall is covered.

“Material Adverse Change” shall mean a material adverse change in (i) the business, properties, operations, prospects or condition (financial or otherwise) of Borrower, the Primary Obligors, Portfolio Entities and the Related Entities, taken as a whole or (ii)  the ability of Borrower or any other Loan Party to perform, or of Agent to enforce, any of the Obligations.

“Material Adverse Effect” shall mean an effect that would result in a Material Adverse Change.

“Material Portfolio Entity” shall mean each Portfolio Entity, each Person listed on Schedule 10.38—(MPE) and each other Portfolio Entity (other than a Foreign Portfolio Entity) with a Net Present Equity Value of $5,000,000 or more.  Each such  Person, which at any time constitutes a Material Portfolio Entity shall continue to constitute a Material Portfolio Entity until the time (if any) when Borrower sends to Agent written notice (a “Redesignation Notice”) executed by an Executive Officer of Borrower certifying, as to such Person that the Net Present Equity Value of such Person (the “Subject MPE”) is below $5,000,000 and has been below $5,000,000 for the preceding period of 90 consecutive days or more, and requesting that such Subject MPE no longer constitute a Material Portfolio Entity.   Provided that Borrower provides such additional information, if any, that Agent may request with respect to such Subject MPE and that Agent has not given Borrower notice that it disputes such redesignation of such Subject MPE  within 30 days after receiving such Redesignation Notice or, if later, within 30 days after Agent received additional information (if any) requested by it with respect to such requested redesignation, the Subject MPE shall cease to constitute a Material Portfolio Entity (until, the time, if any, that such Subject MPE  again satisfies the criteria applicable to Material Portfolio Entities).

“Maturity Date” shall mean December 19, 2014.

“MCS” shall mean MCS et Associes S.A.

“Minn Servicing” shall mean FirstCity Serving of Minnesota, Inc.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 3(37) of ERISA and to which any Loan Party or any ERISA Affiliate of either Borrower contributes or has been obligated to contribute.

“Multiparty Pledge Agreement “ — shall mean that certain Pledge Agreement, dated as of the date hereof, by and between FC Europe, FC International, FC Mexico, FLBG, FLBG Holdings Investment LP, FLBG Holdings GP Corp., FLBG Holdings Corp. and Collateral Agent.

“Net Collections” with respect to a Portfolio Entity for any applicable period shall mean the gross aggregate amount received during such period by the Portfolio Entity on account of the Assets of the Portfolio Entity (including, in addition, amounts received by any REO Affiliate of such Portfolio Entity) or collateral therefor, and including amounts received on account of such Assets prior to the commencement of such period which were paid to or for the benefit of such Portfolio Entity during such period, reduced by (a) amounts which were paid directly to the Permitted Portfolio Company Creditor of such Portfolio Entity under an Approved Portfolio Leverage Arrangement or amounts which were remitted to such Creditor, in either case pursuant to the requirements of such Approved Portfolio Leverage Arrangement, which, in any such case, have not been released by such Creditor to (or for the benefit of) such Portfolio Entity (and/or any REO Affiliate thereof), (b) servicing fees, custodial fees and lockbox bank fees related to such Assets paid by such Portfolio Entity during such period, (c) escrow payments or deposits made by any obligor related to an Asset, (d) reasonable accounting and legal fees paid by the Portfolio Entity related to the operation of the Portfolio Entity, and (e) Portfolio Protection Expenses related to the Assets of the Portfolio Entity or its related REO Affiliate.

“Net Present Equity Value” shall mean, with respect to any Person, the amount determined by multiplying (x) the FC Percentage in respect of such Person and (y) the amount by which (A) the Net Present Value of the Assets of such Person exceeds (B) the sum of (i) outstanding Indebtedness of such Person under any Approved Portfolio Leverage Arrangements and (ii) indebtedness for money borrowed by, or for any monetary judgment rendered against, such Person; in the case of the determination of the Net Present Equity Value of an REO Affiliate the outstanding Indebtedness of the REO Owner under any Approved Portfolio Leverage Arrangements shall be allocated proportionately between the REO Affiliate and the REO Owner.

“Net Present Value” as to any Asset or Asset Pool, the net present value of all reasonably projected future collections from such Asset(s) reduced by reasonable and necessary collection expenses and discounted using the “ASR NPV” discount rate assignments utilized by the Portfolio Entity in making such determinations for each Asset as set forth on Exhibit F to the Agreement, as adjusted from time to time with the approval of Agent; all of which determinations must be reasonably satisfactory to Agent.

“Non-Covered Entity” shall mean FC Investment Holdings Corporation, FC Diversified Holdings LLC, FC Highway 6 Holdings LLC, FC Imperial Holdings LLC, VFC Partners 4 LLC, VFC Partners 5 LLC, VFC Partners 6 LLC, VFC Partners 7 LLC, VFC Partners 8 LLC, VFC Partners 9 LLC, VFC Partners 10 LLC, VFC Partners 11 LLC, VFC Partners 12 LLC, VFC Partners 13 LLC, VFC Partners 14 LLC, VFC Partners 15 LLC, VFC Partners 16 LLC, FC Capital Corp., FLBG2 or, until the Coverage Date, FH Partners or any of their subsidiaries or other entities in which such persons own any equity interest.

“Non-Default Voluntary Custodial Arrangement” shall mean an arrangement to perfect a lien in favor of Agent or the holder of a different Permitted Lien, in each case, on certain specified Assets of a Person entered into voluntarily by a Portfolio Entity or Related Entity at a time when no Default or Event of Default has occurred and is continuing.

“Notes” — Section 2.2.

“Obligations” shall mean (x) with respect to each Loan Party other than Borrower, all obligations of such Loan Party with respect to the repayment or performance of any obligations (monetary or otherwise) of Borrower arising under or in connection with this Agreement, the Notes or any other Loan Document, and (y) with respect to Borrower, all obligations of Borrower with respect to the repayment or performance of obligations (monetary or otherwise) arising under or in connection with this Agreement, Letters of Credit, the Notes or any other Loan Document.

“Other Indebtedness Instrument Unmatured Default” — Section 7.1(f).

“Other Laws” — Section 3.5.

“Parent” shall mean any Person now or at any time hereafter owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary.  For purposes of this definition, “control” shall have the same meaning ascribed to such term in the definition of “Affiliate”.  Notwithstanding the forgoing, no Person shall be a Parent which is not a Parent of Borrower or a 51% or more owned subsidiary, directly or indirectly, of Borrower.  “Parent” shall not include any Non-Covered Entity.

“Past—Due Rate” — Section 3.3.

“Payment Date” — Section 5.3(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA.

“Pension Plan” shall mean any employee pension benefit plan subject to Title IV of ERISA and maintained by any Loan Party or any ERISA Affiliate of any Loan Party or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

“Permitted Liens” shall mean (i) any liens created pursuant to the Loan Documents in favor of Agent for the benefit of Lender and Agent to secure the Obligations; (ii)  liens for Charges which are not yet due and payable, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing Indebtedness of Borrower (or any Affiliate) to any Persons in an amount not greater than $250,000 for each such Person, provided, the aggregate amount of Indebtedness secured by all such liens shall not exceed $500,000; (vi) Charges relating to Assets of First B and First X; (vii) as to any Affiliate, other than Borrower, a Primary Obligor or a Portfolio Entity, purchase money liens securing permitted indebtedness incurred in connection with the acquisition of Assets and other indebtedness incurred under the credit agreement under which such permitted indebtedness to acquire such Assets was incurred so long as such liens encumber only the Assets acquired, (viii) as to any Affiliate, other than Borrower or a Primary Obligor or a Portfolio Entity, liens relating to permitted Indebtedness incurred in connection with the warehousing of Assets or the securitization of Assets, so long as such liens encumber only the Assets warehoused or securitized; (ix) those liens disclosed on Schedule (PL); (x) liens on Assets of a Portfolio Entity in favor of the Person providing financing under an Approved Portfolio Leverage Arrangement in respect of the acquisition of Assets acquired pursuant to such Approved Portfolio Leverage Arrangement to the extent such liens are required by, and secure only obligations under, such Approved Portfolio Leverage Arrangement; (xi) liens on real property of a Portfolio Entity or an REO Affiliate in favor of a Person providing financing of development expenses related to such real property which is permitted under Section 8.3(x) and (xii) liens granted to BA in the BA Asset Pool, including without limitation the assets of FH Partners, to secure indebtedness under the BA Credit Agreement.

“Permitted Portfolio Company Creditor” shall mean those creditors of a Portfolio Entity which have provided loans pursuant to Approved Portfolio Leveraged Arrangement.

“Permitted Restrictions” on the payment of dividends by a Person shall mean provisions (i) of an Approved Portfolio Leverage Arrangement, or (ii) of a loan agreement, as in effect when first entered into, to which such Person is a party as borrower which prohibit such Person from paying dividends for either of the following reasons:

(x)            the funds from being distributed are required to satisfy a leverage or required reserve amount covenant (but only if such covenant would not reasonably be expected to significantly impair such Person’s ability to pay dividends if anticipated cash flows are received as and when anticipated and in approximately the amounts anticipated); and

(y)           such dividends are restricted when there exists an event of default of a customary type to be found in such agreements and that also permits the relevant lender to accelerate the maturity of indebtedness outstanding under such agreement.

“Permitted Shareholder Agreement” shall mean a Shareholder Agreement with terms permitted by Exhibit E.

“Permitted Shareholder Arrangements” shall mean arrangements which would arise from a Permitted Shareholder Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

“Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) maintained by any Loan Party or any ERISA Affiliate or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

“Pledge Agreement” means each of (or, as the context requires, any of) the Borrower Pledge Agreements, Multiparty Pledge Agreement, Collateral Assignment of Contract, the FLBG2 Pledge Agreement and any other pledge agreement made for the benefit of the Lenders by the Borrowers or the Affiliates.

“Pledged Entity” shall mean any Person any Equity Interest in which has been pledged to Agent to secure the Obligations.  “Pledged Entity” shall not include any Non-Covered Entity.

“Pledged Notes” shall mean those certain promissory notes listed on Schedule I—(PN) and any other promissory notes which have been delivered to Agent and in which the Collateral Agent holds a perfected security interest of the first priority pursuant to a Pledge Agreement to which the Collateral Agent is party.

“Portfolio Entity” shall mean any entity (other than an REO Affiliate or an Immaterial Entity) in which Borrower or a Primary Obligor is directly or indirectly an equity owner and which was formed for the purpose of acquiring Asset Pools, and shall also include Bosque Leasing, L.P. (which is owned by Bosque Asset Corp. and Bosque GP Corp.).  “Portfolio Entity” shall not include any Non-Covered Entity.

“Portfolio Entity—50%” shall mean any Portfolio Entity of which Borrower or any Subsidiary directly or indirectly owns exactly 50% of the voting interests or any class of other Equity Interests of such Portfolio Entity.  “Portfolio Entity-50%” shall not include any Non-Covered Entity.

“Portfolio Entity Proceeds” for any Portfolio Entity in respect of any Payment Date shall mean the sum of (I) the FC Percentage of the Net Collections, plus (II) any proceeds from a sale or transfer of any Equity Interests issued by such Portfolio Entity to FC Commercial or other Wholly Owned Subsidiary, as applicable, plus (III) the FC Percentage of any proceeds of a sale or transfer of any Equity Interests issued by any REO Affiliate related to such Portfolio Entity; (it being understood that any reference in this definition to any sale or transfer of Equity Interests issued by any Portfolio Entity or REO Affiliate shall not be construed to affect or modify any prohibition thereof or requirement for the obtaining of any consent relating thereto set forth elsewhere in this Agreement).

“Portfolio Protection Expense Report” — Section 7.2(d).

“Portfolio Protection Expenses” with respect to a Portfolio Entity shall mean expenses or other amounts which (w) such Portfolio Entity has reasonably determined are necessary to advance to one of its REO Affiliates for reasonable and necessary expenses to preserve or protect real property owned by such REO Affiliate, or (x) constitute reasonable and customary, necessary leasing commissions, reasonable and necessary tenant improvement costs paid by such Portfolio Entity or REO Affiliate pursuant to a written lease or capital improvements to such property required in order for the property to be so leased, or (y) such Portfolio Entity has reasonably determined are necessary to protect other Assets securing indebtedness owed to such Portfolio Entity, or (z) constitute obligor funding obligations, such expenses or other amounts to constitute Portfolio Protection Expenses when amounts therefor are retained by such Portfolio Entity or REO Affiliate or, if earlier, when such expenses or other amounts are paid.

“Primary Obligor” shall mean any of (i) FC International; (ii) FC Mexico; (iii) FC Europe; and (iv) any other Guarantor and Primary Obligors shall mean all of the foregoing collectively.  “Primary Obligor” shall not include any Non-Covered Entity.

“Purchasing Lenders” — Section 12.4(c).

“Records” shall mean all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to Assets.

“Recoveries” shall mean any funds, or substitution of receipts or collateral, received by the Lenders or Agent (a) from the sale, collection or other disposition of Collateral pursuant to the Security Documents, or (b) from any distribution to any of the Lenders or Agent, or abandonment to any of them, or substitute Liens or payment given to any of them pursuant to events or proceedings of the nature referred to in Section 9.8 of the Agreement, or otherwise, which distribution or abandonment pertains to the Collateral.

“Reducing Note Facility Agreement” — Recitals.

“Regulatory Change” means, relative to any Lender, Collateral Agent or Agent, any change after the Effective Date in any (or the adoption after the Effective Date of any new):

(a)           United States Federal, state or local law or foreign law applicable to Agent, Collateral Agent or Lender; or

(b)           regulation, interpretation, directive, or request (whether or not having the force of law) applying to Agent or any Lender of any Government Authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary, central bank or other authority having jurisdiction over Agent, Collateral Agent or Lender.

“Reimbursement Obligation” Section 2A.4(b).

“Related Entity” shall mean each entity identified on Schedule  I—(RE), as well as, subject to the final sentence of this definition, any other entity, other than a Primary Obligor, Portfolio Entity, or Immaterial Entity, any Equity Interest of which is owned by Borrower, any Primary Obligor, any Portfolio Entity, any Immaterial Entity or any other Related Entity. Notwithstanding the foregoing, no Immaterial Entity shall constitute a Related Entity.  “Related Entity” shall not include any Non-Covered Entity.

“Release” — Section 6.15.

“Released Collateral” — Recitals.

“REO Affiliate” shall mean a Person, other than Borrower, a Primary Obligor or a Material Portfolio Entity, which is a corporation, limited liability company or partnership 100% of the Equity Interests in which are owned by a Portfolio Entity (the “REO Owner”) (or, in the case of such an entity which is a limited partnership, 100% of the limited partnership interest of which is owned by the REO Owner and 100% of the interest in the general partner is owned by the REO Owner), which Person has been established solely to acquire, from the REO Owner or a seller from which the Portfolio Entity is acquiring other Assets, title to (and owns no Assets other than) parcels of real property (or distressed notes secured by real property for purposes of obtaining title to real property securing such loans) in exchange for, with respect to each such parcel, a promissory note in a principal amount no less than 96% of the value (as reasonably determined by the REO Owner and the REO Affiliate) of the property; provided  that no Person shall constitute or continue to constitute an REO Affiliate if (A) such Person acquires property from any Person other than (x) the REO Owner or a Person from whom the REO Owner is acquiring other Assets, or (y) in the case where it has acquired a note from the REO Owner solely for purposes of acquiring title to the real property securing such note, the obligor of such note; or (B) engages in any business other than business incidental to owning and selling the parcels of real property so acquired by such REO Affiliate.

“REO Parent” shall mean the entity(ies) which own(s) 100% of the equity interests in an REO Entity.

“Reportable Event” shall mean a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder.

“Requisite Consents” — Section 6.6.

“Reset Date” — Section 2.5(a).

“RNF Asset Pool Proceeds” shall mean with respect to any Asset Pool, the gross aggregate amount received by Borrower on account of the Assets comprising such Asset Pool or collateral therefor excluding any BA Asset Pool Proceeds.

“RNF2” — Recitals.

“SBA” shall mean the United States Small Business Administration or any other federal agency administering the SBA Act.

“SBA Act” shall mean the Small Business Act of 1953, as in effect from time to time.

“SBA Loans” shall mean any loans made by ABL to small businesses and partially guaranteed by SBA, all originated in accordance with the SBA Rules and Regulations and pursuant to the authorization contained in Section 7(a) of the SBA Act.

“SBA Rules and Regulations” shall mean the SBA Act, any other legislation binding on the SBA relating to financial transactions, and any loan guaranty agreement and rules and regulations promulgated from time to time under the SBA Act, and any SBA Standard Operating Procedures and Official Notices, all as from time to time in effect.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” — Section 10.26(c).

“Section 9.8 Entity” — Section 9.8.  “Section 9.8 Entity” shall not include any Non-Covered Entity.

“Securities” shall have the meaning ascribed to that term in the Securities Act of 1934.

“Securities Laws” shall mean all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

“Security Agreements” shall mean any one or more of the security agreements delivered pursuant to Section 6C and each other security agreement heretofore or from time to time hereafter delivered in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

“Security Documents” shall be the collective reference to (x) each of the agreements referred to in Section 6 (or on the Closing Checklist referred to therein) pursuant to which Collateral is or was granted or is or was intended to be granted, directly or indirectly, to Agent on behalf of the Lenders, (y) each agreement entered into after the Execution Date pursuant to which any collateral is or was granted or is or was intended to be granted, directly or indirectly, to Agent on behalf of the Lenders and any other Person (if any) sharing an interest in such collateral, and (z) all amendments, supplements or other modifications to such agreements or replacements thereof.  Without limiting the generality of the foregoing, each Security Agreement, each Pledge Agreement, each cash collateral agreement securing any Obligation, each depositary bank acknowledgement relating to any bank account of any Loan Party, each other agreement pursuant to which any obligations are subordinated to any of the Obligations (whether pursuant to a subordination agreement, subordination provisions in any other agreement or instrument or otherwise), each Pledged Note, and each security agreement securing the obligations under any Pledged Note shall constitute Security Documents.  However, as to a Loan Party, the term “Security Document” shall not include any such document as to which such Loan Party is released from all its obligations thereunder by Agent or the Lenders in accordance with the terms hereof or thereof.

“Servicing Restricted Funds” means funds received by FC Servicing or Minn Servicing in the ordinary course of such company’s servicing business for the account of Persons other than FC Servicing, Minn Servicing, Borrower or any other Subsidiary of Borrower.

“Senior Lender” — introductory paragraph.

“Senior Loan” — Section 2.1(a).

“Senior Note” — Section 2.2.

“Shareholder Agreement” shall mean any agreement (other than a certificate of incorporation, customary by—laws, a limited liability company formation certificate or a partnership formation certificate but including resolutions of any Person owning any Equity Interests in such Person) among any holders of Equity Interests issued by Borrower, any Primary Obligor or any Related Entity relating to the management of any such Person or any of the rights or privileges of any holders of Equity Interests of any such Person.

“Stated Amount” shall mean, as to each Letter of Credit, the maximum amount payable thereunder to the beneficiary thereof upon compliance with the terms and conditions stated therein, as such amount may be reduced from time to time.

“Stock” shall mean all shares and other Equity Interests issued by a corporation, whether voting or non—voting, including but not limited to, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Subordinated Lender” — Introductory paragraph.

“Subordinated Loan” — Section 2.1(a).

“Subordinated Note” — Section 2.2.

“Subordinated Pledge Agreement” shall mean the Subordinated Pledge Agreement, dated as of the date hereof, between FH Partners and Collateral Agent.

“Subordination Agreement” shall mean the Subordination Agreement dated as of October 31, 2007 by and among BoS (USA), the Agent and FC, as amended and restated on the date hereof.

“Subsidiary” of any Person (the “First Person”) shall mean any other Person more than 50% of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly by the First Person and/or by one or more of such First Person’s Subsidiaries other than Immaterial Entities.  Unless otherwise indicated, references to Subsidiaries shall refer to Subsidiaries of Borrower.  “Subsidiary” shall not include any Non-Covered Entity.

“Summary Waterfall Certificate” shall mean a certificate in a form approved by Agent which sets forth summary information as to all Waterfall Certificates being delivered on or about the same day as such certificate

“Taxes” — Section 5.4(a).

“Termination Event” shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30—day notice to the PBGC under such regulations), or (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the issuance of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) receipt by any Loan Party or any ERISA Affiliate of notice of the PBGC’s intention to terminate any Pension Plan or to have a trustee or the PBGC appointed to administer any Pension Plan or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“Transfer Supplement” — Section 12.4(c).

“UBN” shall mean UBN a French société par actions simplifiée, organized under the laws of Republic of France, with a share capital of EUR 693,000, having its registered offices at 96, avenue Raymond Poincaré 75116 Paris, registered with the Commercial and Companies Register of Paris under the number 382.312.700.

“UCC” — Section 10.30(a).

“United States”, “US” or “U.S.” shall mean the United States of America.

“US Person” shall mean a Person formed under the laws of the United States, any of the 50 states or the District of Columbia or any territory of the United States.

“Valuation Certificate” — Section 6.17.

“Waterfall Certificate” in respect of any Payment Date shall mean a completed made by FLBG in a form approved by Agent which sets forth information with respect to Net Collections of an Asset Pool during the preceding period to which such certificate is applicable and such other information as Agent shall require.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of Borrower of which all of the outstanding shares of stock, limited liability company interests or partnership interests (as the case may be) are owned by Borrower and/or one or more wholly owned direct or indirect Subsidiaries of Borrower.  “Wholly-Owned Subsidiary” shall not include any Non-Covered Entity.